UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    Plains Exploration & Production Company

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PXP

700 Milam, Suite 3100

Houston, Texas 77002

Telephone: (713) 579-6000

March 30, 2010

Dear PXP Stockholder:

You are cordially invited to our Annual Stockholders’ Meeting on Thursday, May 6, 2010, at 9:30 a.m., Central Daylight Time. The meeting will be held in the Fairfield Room of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, 77010.

At the annual meeting you will be asked to elect nine directors to our board of directors, to approve the proposed PXP 2010 Incentive Award Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2010 fiscal year.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2009 with this Notice of Annual Meeting of Stockholders and Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the instructions on the enclosed proxy card. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

James C. Flores Chairman of the Board, President and Chief Executive Officer

PXP

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2010

To the Stockholders of Plains Exploration & Production Company:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Plains Exploration & Production Company will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, 77010, in the Fairfield Room, on May 6, 2010 at 9:30 a.m., Central Daylight Time, for the following purposes:

1.	to elect nine nominees to the board of directors to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	to approve the proposed PXP 2010 Incentive Award Plan;

3.	to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010; and

4.	to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

PXP knows of no other matters to come before the annual meeting. Only stockholders of record at the close of business on March 25, 2010 are entitled to notice of, and to vote at, the annual meeting or at any adjournments or postponements thereof. Each share of PXP common stock is entitled to one vote per share. The election of directors requires the affirmative vote of a plurality of shares of PXP common stock present and entitled to vote. The approval of the proposed PXP 2010 Incentive Award Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total votes cast represents a majority of all shares of PXP common stock entitled to vote. The ratification of PricewaterhouseCoopers LLP as our independent auditors for 2010 requires the affirmative vote of a majority of the votes cast on the proposal. A complete list of stockholders entitled to vote at the annual meeting will be available for examination at PXP’s offices in Houston, Texas during normal business hours by any holder of PXP common stock for any purpose relevant to the annual meeting for a period of ten days prior to the annual meeting. Such list will also be available at the annual meeting and any PXP stockholder may inspect it for any purpose relevant to the annual meeting.

By Order of the Board of Directors,

John F. Wombwell Executive Vice President, General Counsel and Secretary

Houston, Texas

March 30, 2010

Your vote is important. Even if you plan to attend the annual meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

PXP

700 Milam, Suite 3100

Houston, Texas 77002

Telephone: (713) 579-6000

PROXY STATEMENT

This proxy statement and accompanying proxy card are being mailed beginning March 30, 2010 in connection with the solicitation of proxies by the board of directors of Plains Exploration & Production Company for the Annual Meeting of Stockholders to be held on May 6, 2010.

The enclosed proxy is solicited by the board of directors of PXP. You may vote your shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. The proxy may be revoked at any time before it is voted by submitting written notice of revocation to the secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. Unless revoked, shares represented by proxies will be voted at the meeting. The proposals listed in this proxy statement constitute the only business that the board of directors intends to present, or is informed that others will present, at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to vote on any other business that may properly come before the meeting.

Each share of common stock is entitled to one vote. No other securities are entitled to be voted at the annual meeting. Only stockholders of record at the close of business on March 25, 2010 are entitled to notice of, and to vote at, the meeting. As of the close of business on March 25, 2010, PXP had 139,412,231 shares of common stock outstanding. A majority of outstanding shares entitled to vote, represented in person or by proxy at the meeting, constitutes a quorum. Abstentions and broker non-votes are counted as shares represented at the meeting for purposes of determining whether a quorum exists. Pursuant to a recent amendment of the rules of the New York Stock Exchange, brokers no longer have the discretion to vote shares of customers who fail to provide voting instructions on the proposal to elect directors or the proposal to approve the PXP 2010 Incentive Award Plan, but they still have discretion to vote your shares on the proposal to ratify our independent auditors. Therefore, if you do not provide instructions to your broker to vote your shares, the broker may not vote your shares on the proposal to elect directors or the proposal to approve the PXP 2010 Incentive Award Plan at the annual meeting Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all of the nominees for director named in this proxy statement, FOR the PXP 2010 Incentive Award Plan and FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors.

We have retained Laurel Hill Advisory Group, LLC to solicit proxies from our stockholders at an estimated fee of $7,000, plus expenses. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear the expenses incurred in connection with the solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2010. The proxy statement and annual report to security holders are available at www.proxyvote.com. You may obtain directions to attend the meeting and vote in person by contacting our investor relations department at (713) 579-6000.

ELECTION OF DIRECTORS

At the annual meeting, PXP stockholders will elect nine individuals to serve as directors. The bylaws of PXP authorize a board of directors consisting of at least three members, with the exact number of directors being a number (not less than three) that may be determined from time to time by PXP’s board of directors. Our current board of directors consists of Messrs. Flores, Arnold, Buckwalter, Dees, Delimitros, Fry, Gerry, Groat and Lollar. Each of the nominees is currently a member of our board of directors. Each director is elected to hold office until the next annual stockholder meeting in 2011 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

The nominees have consented to be nominated and have expressed their intent to serve if elected. The PXP board has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the PXP board, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the board of directors will be eligible to stand for election as directors at the annual meeting. See “Stockholder Proposals” on page 26 for information regarding the procedures for stockholders to submit director nominations.

The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. Although PXP does not expect this to occur, if any nominee becomes unable to serve as a director before the annual meeting, the persons named as proxies have the discretionary authority to vote for substitute nominees proposed by the PXP board. The election of directors requires the affirmative vote of a plurality of shares of PXP common stock present and entitled to vote. The PXP board of directors recommends you vote to approve all nominees.

The following table sets forth certain information as of March 25, 2010 regarding our present directors and executive officers. They hold office until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office.

Name	Age	Title
James C. Flores	50	Chairman of the Board, President and Chief Executive Officer
Isaac Arnold, Jr.	74	Director
Alan R. Buckwalter, III	63	Director
Jerry L. Dees	70	Director
Tom H. Delimitros	69	Director
Thomas A. Fry, III	65	Director
Robert L. Gerry III	72	Director
Charles G. Groat	70	Director
John H. Lollar	71	Director
Doss R. Bourgeois	52	Executive Vice President—Exploration & Production
Winston M. Talbert	47	Executive Vice President and Chief Financial Officer
John F. Wombwell	48	Executive Vice President, General Counsel and Secretary

The following biographies describe the business experience of PXP’s directors and executive officers:

James C. Flores, Chairman of the Board, President and Chief Executive Officer and a Director since September 2002. He has been Chairman of the Board and Chief Executive Officer of PXP since December 2002, and President since March 2004. He was also Chairman of the Board of Plains Resources, Inc. (“Plains Resources,” now known as Vulcan Energy Corporation) from May 2001 to June 2004 and is currently a director of Vulcan Energy. He was Chief Executive Officer of Plains Resources from May 2001 to December 2002. He was Co-founder as well as Chairman, Vice Chairman and Chief Executive Officer at various times from 1992 until January 2001 of Ocean Energy, Inc., an oil and gas company.

Isaac Arnold, Jr., Director since May 2004. He also was a director of Nuevo Energy Company from 1990 to May 2004. He has been a director of Legacy Holding Company since 1989 and Legacy Trust Company since 1997 and is currently Director Emeritus of both. He became a director of Cullen Frost Bankers, Inc. (formerly Cullen Center Bank & Trust) at its inception in 1969. He became a director of The Frost National Bank in 1994. He served as a director of the boards of Cullen Frost Bankers, Inc. and The Frost National Bank until he retired from both in 2006 and is currently Director Emeritus of both. Mr. Arnold also served on the Audit and Strategic Planning Committees for Cullen Frost Bankers, Inc. from 1995 to 2006. Mr. Arnold is a trustee of the Museum of Fine Arts Houston and The Texas Heart Institute. Mr. Arnold received his B.B.A. from the University of Houston in 1959.

Alan R. Buckwalter, III, Director since March 2003. He retired in January 2003 as Chairman of JPMorgan Chase Bank, South Region, a position he had held since 1998. From 1990 to 1998 he was President of Texas Commerce Bank—Houston, the predecessor entity of JPMorgan Chase Bank. Prior to 1990 Mr. Buckwalter held various executive management positions within the organization. Mr. Buckwalter currently serves on the boards of Service Corporation International, the Texas Medical Center and the Greater Houston Area Red Cross and is Vice Chairman of Torch Securities LLC. He sits on the Nominating and Governance Committee, the Audit Committee and is Chairman of the Compensation Committee for Service Corporation International. Mr. Buckwalter previously served on the board of BCM Technologies, Inc. from 2003 to 2009.

Jerry L. Dees, Director since September 2002. He also was a director of Plains Resources from 1997 to December 2002. Mr. Dees has been a director of Geotrace Technologies, Inc. since 2005. He retired in 1996 as Senior Vice President, Exploration and Land, for Vastar Resources, Inc. (previously ARCO Oil and Gas Company), a position he had held since 1991.

Tom H. Delimitros, Director since September 2002. He also was a director of Plains Resources from 1988 to December 2002. He has been a General Partner of AMT Venture Funds, a venture capital firm, since 1989. He is also a director of Tetra Technologies, Inc., a publicly traded energy services company, and is the Chairman of the Audit Committee as well as a member of the Management and Compensation Committee and the Reserves Committee. He currently serves as a director for three privately owned companies. Previously, he has served as President and CEO for Magna Corporation, (now Baker Petrolite, a unit of Baker Hughes). Mr. Delimitros currently serves on two Development Committees for the College of Engineering at the University of Washington in Seattle and is a member of the University of Washington Foundation Board.

Thomas A. Fry, III, Director since November 2007. He was also a director of Pogo Producing Company from 2004 to November 2007. He was the President of National Ocean Industries Association (“NOIA”) from December 2000 until January 2010. Before joining NOIA, Mr. Fry served as the Director of the Department of Interior’s Bureau of Land Management and has also served as the Director of the Minerals Management Service.

Robert L. Gerry, III, Director since May 2004. He was also a director of Nuevo from 1990 to May 2004. Mr. Gerry currently serves as a director of Integrity Bank. He has been chairman and chief executive officer of Vaalco Energy, Inc., a publicly traded independent oil and gas company which does not compete with PXP, since 1997. From 1994 to 1997, Mr. Gerry was vice chairman of Nuevo. Prior to that, he was president and chief operating officer of Nuevo since its formation in 1990. Mr. Gerry also currently serves as a trustee of Texas Children’s Hospital.

Charles G. Groat, Director since November 2007. He was also a director of Pogo from 2005 to November 2007. Dr. Groat currently serves as the Director of both the Center for International Energy and Environment Policy and the Energy and Earth Resources Graduate Program at the University of Texas at Austin. He is also a professor of Geological Sciences and Public Affairs at the University of Texas at Austin. Before joining the University of Texas at Austin, Dr. Groat served for more than six years as Director of the U.S. Geological Survey, having been appointed by President Clinton and retained by President Bush.

John H. Lollar, Director since September 2002. He also was a director of Plains Resources from 1995 to December 2002. He has been the Managing Partner of Newgulf Exploration L.P. since December 1996. He is also a director of Lufkin Industries, Inc., a manufacturing firm, where he is a member of the Compensation Committee and Chairman of the Audit Committee. Mr. Lollar was Chairman of the Board, President and Chief Executive Officer of Cabot Oil & Gas Corporation from 1992 to 1995, and President and Chief Operating Officer of Transco Exploration Company from 1982 to 1992.

Doss R. Bourgeois, Executive Vice President—Exploration and Production since June 2006. He was PXP’s Vice President of Development from April 2006 to June 2006. He was also PXP’s Vice President Eastern Development Unit from May 2003 to April 2006. Prior to that time, Mr. Bourgeois was Vice President from August 1993 to May 2003 at Ocean Energy, Inc.

Winston M. Talbert, Executive Vice President and Chief Financial Officer since June 2006. He joined PXP in May 2003 as Vice President Finance & Investor Relations and in May 2004, Mr. Talbert became Vice President Finance & Treasurer. Prior to joining PXP, Mr. Talbert was Vice President and Treasurer at Ocean Energy, Inc. from August 2001 to May 2003 and Assistant Treasurer from October 1999 to August 2001.

John F. Wombwell, Executive Vice President, General Counsel and Secretary since September 2003. He has served as Executive Vice President and General Counsel of PXP since 2003. He was also Plains Resources’ Executive Vice President, General Counsel, and Secretary from September 2003 to June 2004. He was previously a partner at the national law firm of Andrews Kurth LLP with a practice focused on representing public companies with respect to corporate and securities matters and an executive officer with two New York Stock Exchange traded companies.

Committees of the Board of Directors

PXP’s board has established an audit committee, an organization & compensation committee and a nominating & corporate governance committee. Our board may establish other committees from time to time to facilitate the Company’s management. The composition of the committees is determined by the board of directors in its sole discretion. During 2009, PXP’s board held seven meetings. No director attended fewer than 75% of the total number of meetings of PXP’s board and committees on which he served.

PXP’s audit committee currently consists of Messrs. Buckwalter, Delimitros, Gerry, Groat and Lollar, with Mr. Delimitros acting as chairman. Our audit committee selects PXP’s independent auditors to be engaged by the Company, reviews the plan, scope and results of PXP’s annual audit, and reviews PXP’s internal controls and financial management policies with our independent auditors. During 2009, our audit committee held four meetings. All of the members of PXP’s audit committee are non-employee directors, and the board has determined that a majority of the members of the audit committee, including Mr. Delimitros, are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.

PXP’s organization & compensation committee currently consists of Messrs. Dees, Delimitros and Lollar, with Mr. Lollar acting as chairman. Our organization & compensation committee reviews and sets the chief executive officer’s compensation, establishes guidelines and standards relating to the determination of executive compensation, reviews executive compensation policies and determines compensation for PXP’s other officers. In evaluating executive officer pay, the organization & compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The organization & compensation committee engaged Longnecker & Associates to assist it with compensation decisions in 2009. Longnecker was generally engaged to (i) provide an updated review of the market competitiveness for the total compensation packages and long-term incentives for the officers of PXP and (ii) prepare tally sheets to highlight the total reward dollars for the executive officers, including all components of compensation, benefits, severance and change-in-control payments. The organization & compensation committee assesses the information it receives in accordance with its business judgment. The organization & compensation committee also periodically reviews director compensation.

PXP’s organization & compensation committee also administers the Company’s equity compensation plans and determines the number of shares covered by, and terms of, grants to executive officers and key employees. The committee does, however, from time to time, authorize the chief executive officer to grant up to 200,000 stock appreciation rights and/or restricted stock units to employees, other than executive officers, primarily newly hired employees. The organization & compensation committee also periodically reviews compensation and equity-based plans and makes its recommendations to the board with respect to these areas.

All of the members of our organization & compensation committee are non-employee directors. During 2009, PXP’s organization & compensation committee held two meetings.

PXP’s nominating & corporate governance committee currently consists of Messrs. Arnold, Dees and Fry, with Mr. Dees acting as chairman. Our nominating & corporate governance committee identifies and evaluates candidates for election as directors, nominates the slate of directors for election by PXP’s stockholders, and develops and recommends PXP’s corporate governance principles to the full board. During 2009, our nominating & corporate governance committee held one meeting.

PXP’s board of directors, in its business judgment, has determined that all current members of each of its committees are “independent” as defined in the NYSE governance rules and the applicable rules of the Securities and Exchange Commission. See the further discussion of directors’ independence below under “Director Nomination Process and Qualifications and Nominee Independence.”

PXP encourages all board members to attend the annual meeting. The directors of PXP may be introduced and acknowledged at the annual meeting. All of the directors attended the Company’s 2009 annual meeting.

Board Leadership Structure and Risk Oversight

PXP is led by Mr. James Flores. Mr. Flores has served as our Chairman, President and Chief Executive Officer since the Company’s spin-off from Plains Resources in December 2002 and is recognized as a leader in our industry. We do not have a lead director, but our corporate governance guidelines provide that our non-management directors will meet regularly in executive session. The presiding director at each of these sessions rotates among non-management directors in order of seniority of board service, such that the most senior non-management board member shall serve as presiding director at a session, the second most senior non-management member shall serve as presiding director at the next session, and so forth, with members of equal seniority serving in order of age, with the oldest serving first.

Our board of directors is comprised of Mr. Flores and eight experienced and independent directors. The board has three standing committees, each contributing to the leadership of PXP and comprised solely of independent directors with separate chairs. Our audit committee oversees the accounting and financial reporting processes as well as legal and compliance matters. Our organization & compensation committee oversees the annual performance evaluation of PXP as well as Mr. Flores. Our nominating & corporate governance committee monitors matters such as the composition of the board and its committees, board performance, “best practices” in corporate governance as well as succession planning.

On an annual basis, as part of our governance review, the nominating & corporate governance committee evaluates our leadership structure to ensure that it remains the optimal structure for PXP and our stockholders. Mr. Flores, as CEO of the Company, has a working knowledge of the day-to-day happenings and issues that face the Company. As such, he is the best person to lead and guide the Company’s board of directors. We therefore believe this leadership structure, with a combined Chairman/CEO position, experienced independent directors and committees, as well as regularly held executive sessions with non-management board members, benefits PXP by providing a strong, unified leadership for our management team and board of directors and is the optimal structure for PXP and our stockholders.

While the full board of directors, with input from each of its committees, oversees the Company’s management of risks, PXP’s management team is responsible for the day-to-day risk management process. The audit committee reviews with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk. The audit committee receives reports from management at least quarterly regarding management’s assessment of various risks and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. Our organization & compensation committee also considers risks that could be implicated by our compensation programs, and our nominating & corporate governance committee annually reviews the effectiveness of our leadership structure. In addition, each of our committees as well as senior management reports regularly to the full board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Compensation Committee Interlocks and Insider Participation

None of the members of our organization & compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or organization & compensation  committee.

Director Nomination Process and Qualifications and Nominee Independence

Director Nomination Process

The PXP board of directors approves PXP’s director nominees based on the recommendation of the nominating & corporate governance committee. Each member of the nominating & corporate governance committee satisfies the NYSE’s “independence” standards.

As provided in our bylaws, the number of directors on the PXP board of directors may from time to time be fixed by resolution of the board of directors; however, the board of directors may not be comprised of less than three directors. The nominating & corporate governance committee identifies nominees in various ways. The committee considers current directors that have expressed interest in and that continue to satisfy the criteria for serving on the PXP board of directors. The results of the PXP board of directors’ annual self-evaluation process is also an important consideration for board tenure. Current directors and members of PXP’s management may propose other nominees for the PXP board of directors, and the nominating & corporate governance committee may consider these individuals. From time to time, the committee may engage a third party search firm to assist in identifying potential director nominees as well.

The nominating & corporate governance committee also will consider any nominations received by the secretary of PXP from a stockholder of record on or before the 120th calendar day before the one-year anniversary date of the release of these proxy materials to stockholders. Any such stockholder nominations must be accompanied by all information relating to such person that is required under the federal securities laws, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director on the PXP board of directors if elected. The nominating stockholder must also submit the name, age, business address and residence of the person the stockholder wishes to nominate; the principal occupation or employment of the person; the relevant biographical information of the person; and the number of shares of PXP common stock beneficially owned by the person. The nominating stockholder must also submit its name and address, as well as that of the beneficial owner if applicable, and the class and number of shares of PXP common stock that are owned beneficially and of record by such stockholder and such beneficial owner.

All PXP director nominees are evaluated according to the PXP nominating & corporate governance committee director qualification guidelines. These guidelines provide that qualifications for consideration as a director include a high level of leadership experience in business activities and a personal and professional reputation consistent with the image and reputation of PXP. Further, the guidelines provide that all PXP directors should have a breadth of knowledge about the issues affecting PXP and experience on boards of directors of other, preferably public, companies. Under the guidelines, PXP directors should have the ability to devote sufficient time to carrying out the duties as members of the PXP board of directors and accordingly, are required to limit their number of public company directorships to no more than six. Additionally, the independence of a potential board nominee is considered, as well as the diversity of background and experience, including with respect to age, gender and race. Finally, each director must have the appropriate knowledge and experience so that each director is able to be a productive member of the PXP board of directors.

While PXP does not have a specific diversity policy, the director qualification guidelines, as discussed above, do include diversity as one of the many considerations in the director nomination process. As part of this process, the committee assesses the make-up of the board of directors and has determined that the current director nominees represent a beneficial diversity of perspectives, talents, strengths and backgrounds and possess the skills and expertise to make a significant contribution to the board, PXP and its stockholders.

Qualifications

A number of our board members are currently serving or have served as Chief Executive Officers or as members of senior management and/or directors of other public and private companies. In addition, certain board members have extensive academic and other industry expertise. All of our directors have demonstrated leadership within the industry and all are familiar with board processes.

More specifically, Mr. Flores has been Chairman and CEO of PXP since its inception and President since 2004. He was also the Chairman and CEO of Plains Resources and co-founder as well as Chairman and CEO of Ocean Energy.

Both Messrs. Gerry and Lollar have had multiple years of experience as the Chairman and CEO, as well as the Chief Operating Officer, of other public oil and gas companies. Messrs. Gerry and Lollar have demonstrated leadership and management capabilities through their executive management experience and are familiar with the issues, trends and opportunities within the industry. These qualities make Messrs. Gerry and Lollar valuable additions to PXP’s board.

Mr. Arnold brings a lifetime of experience and understanding of the energy business to the PXP board. Mr. Arnold has had over 50 years of experience in the oil and gas exploration and production industry. In addition, he served as a director of Nuevo Energy Company from its inception until it was acquired by PXP and as the Chairman of Quintana Petroleum Corporation from 1984 until 2003. Mr. Dees has over 30 years experience with onshore and offshore exploration and was an original board member of NAPE, both of which have allowed him to foster meaningful relationships within the industry. The board benefits from this expertise when evaluating potential exploration projects and acquisition opportunities.

As the former CEO of a financial institution and over 30 years of banking experience, Mr. Buckwalter has a high level of financial and management expertise coupled with a background in the energy industry. He provides valuable insight from both a capital and financial market perspective. Mr. Delimitros has over 15 years of service on audit committees of both public and private companies and has a background in certain enhanced oil recovery techniques. In addition, as the founding general partner of a venture capital firm that provides capital to emerging growth companies in the energy sector, Mr. Delimitros is able to relate performance and execution to potential stockholder value from the viewpoint of an entrepreneur.

As the former President of NOIA and a former director of both the Department of Interior’s Bureau of Land Management and the Minerals Management Service, Mr. Fry provides the board with valuable knowledge of the legal and regulatory environment in which PXP operates.

Dr. Groat has knowledge of petroleum geology and experience with oil and gas resource assessments, national and international policy analysis in the energy industry as well as international and federal oil and gas research leadership. With this background, Dr. Groat brings an international perspective to the board coupled with a thorough and current understanding of resource development and policy issues.

PXP encourages and supports director education programs for its directors. A majority of the PXP board of directors has attended director education programs in the last year, with two directors serving on the Board of Directors of the Houston chapter of the National Association of Corporate Directors.

Each of the nine director nominees set forth in this proxy statement and the accompanying proxy card are current directors standing for re-election.

Nominee Independence

The PXP board of directors has determined that all of the nominees standing for election at the PXP annual meeting, other than Mr. Flores, are independent of PXP because such nominees have no material relationship with PXP, either directly or as a partner, stockholder or affiliate of an organization that has a relationship with PXP. The board has made this determination based on its independence guidelines set forth in PXP’s Corporate Governance Guidelines, which comply with NYSE standards and can be found at www.pxp.com/investor_relations/governance.htm.

Board and Committee Governing Documents

Our board has established Corporate Governance Guidelines and the audit committee, nominating & corporate governance committee and the organization & compensation committee have adopted charters, copies of which are available at our website at www.pxp.com. Our board has also established a Statement of Policy Concerning Corporate Ethics and Conflicts of Interest, a copy of which is also available at our website at www.pxp.com/investor_relations/governance.htm. We post amendments to and waivers of our Policy Concerning Corporate Ethics and Conflicts of Interest (to the extent applicable to our directors, principal executive officer, principal financial officer, principal accounting officer and other executive officers) at this location on our website.

Stockholder and Other Interested Party Communications with Directors

We recognize the importance of providing our stockholders and other interested parties with the ability to communicate with members of PXP’s board of directors. Stockholders and other interested parties may send correspondence to PXP’s board of directors, including the non-management members as a group or to any individual director, at the following address: Plains Exploration & Production Company, Attn: General Counsel, 700 Milam, Suite 3100, Houston, Texas 77002. Correspondence may be sent by e-mail to hotline@pxp.com.

Your communication should indicate if you are a stockholder of the Company. All communications will be received by the General Counsel. Depending on the subject matter, the General Counsel will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. The General Counsel will maintain copies of each communication received not marked confidential. Communications marked confidential will not be opened prior to forwarding to the board or any individual director. The General Counsel also will coordinate with the board or individual director, as applicable, to facilitate an appropriate response to each communication received.

This policy may be amended from time to time with the consent of our nominating & corporate governance committee, consistent with requirements of applicable laws, rules and regulations.

Stock Ownership Policy

Following election to the board by stockholders, our directors are required to own shares of PXP common stock with a value equal to three times their annual retainer. All executive officers are required to own shares of PXP common stock with a value equal to three times their annual salary, or, for the chief executive officer, with a value equal to five times his annual salary. The Company discourages its directors, officers and employees from pledging shares of PXP stock. However, the Company has permitted its directors to pledge a limited amount of shares that they own.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth information regarding the beneficial ownership of PXP common stock as of March 15, 2010 by each director and named executive officer of PXP during 2009, all current executive officers and directors as a group, and each person known by PXP to own beneficially more than 5% of the outstanding shares of PXP common stock.

Beneficial ownership has been determined in accordance with applicable securities laws, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

Unless otherwise indicated, to the knowledge of PXP, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. The address of the PXP directors and executive officers is 700 Milam Street, Suite 3100, Houston, Texas 77002.

The percentages are based on 139,412,231 shares of PXP common stock issued and outstanding as of March 15, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Isaac Arnold, Jr.	188,805	[1]	*
Doss R. Bourgeois	235,906	[2]	*
Alan R. Buckwalter, III	58,050	[3]	*
Jerry L. Dees	76,223	[4]	*
Tom H. Delimitros	50,000	[5]	*
James C. Flores	1,285,541	[6]	*
Thomas A. Fry, III	21,918	[5]	*
Robert L. Gerry III	108,617	[7]	*
Charles G. Groat	20,138	[5]	*
John H. Lollar	80,202	[8]	*
Winston M. Talbert	199,912	[2]	*
John F. Wombwell	163,111	[2]	*
Directors and Executive Officers as a group (12 persons)	2,488,423		1.8%
FMR LLC	19,733,562	[9]	14.2%
BlackRock, Inc.	14,178,320	[10]	10.2%

*	Represents less than 1%
[1]	Includes 7,000 shares held by the Arnold Corporation and 10,000 shares of restricted stock that will vest within 60 days.

[2]	Includes 75,000 shares subject to restricted stock units that will vest within 60 days.

[3]	Includes 1,050 shares held as UGMA custodian for his children and 10,000 shares of restricted stock that will vest within 60 days.

[4]	Includes 10,000 shares subject to restricted stock units that will vest within 60 days.

[5]	Includes 10,000 shares of restricted stock that will vest within 60 days.

[6]

280,000 of these shares are held indirectly by Flores, L.P., the general partner of which is Mr. Flores, and 208 shares are held in a 401(k) account. The number above also includes 150,000 shares subject to restricted stock units that will vest within 60 days.

[7]	These shares include vested options to acquire 18,528 shares of PXP common stock, 10,000 shares of restricted stock that will vest within 60 days and 63,913 pledged shares.

[8]	Includes 10,000 shares subject to restricted stock units that will vest within 60 days and 22,113 pledged shares.

[9]

Based on the Schedule 13G/A filed by FMR LLC with the SEC on February 16, 2010, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 19,308,727 shares, or 13.9% of the outstanding shares, as a result of acting as investment adviser to various investment companies. Each of Edward C. Johnson 3d and FMR LLC has sole power to dispose of the 19,308,727 shares owned by the Fidelity Funds. Neither Edward C. Johnson 3d nor FMR LLC has the sole power to vote such shares. Strategic Advisors, Inc. (“SAI”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 175 shares. Pyramis Global Advisors Trust Company (“Pyramis”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 424,660 shares as a result of acting as investment adviser to the institutional accounts. Each of Edward C. Johnson 3d and FMR LLC has sole dispositive power over such 424,660 shares owned by Pyramis and sole voting power over 363,120 of such shares owned by the institutional accounts managed by Pyramis. The address of Fidelity and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Pyramis is 900 Salem Street, Smithfield, Rhode Island, 02917.

[10]

Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 8, 2010, BlackRock is the beneficial owner of 14,178,320 shares, or 10.18% of the outstanding shares, as a result of being the parent holding company for a number of investment management subsidiaries. BlackRock has sole voting and dispositive power with respect to all of these shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

2010 INCENTIVE AWARD PLAN

We are asking you to approve the Plains Exploration & Production Company 2010 Incentive Award Plan, referred to as the 2010 Plan. Our board has adopted, subject to stockholder approval, the 2010 Plan, for members of our board, the employees and consultants of PXP and its subsidiaries and affiliates. The board approved the 2010 Plan on February 23, 2010, subject to approval by our stockholders. The 2010 Plan will become effective if it is approved by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting of Stockholders, provided that the total vote cast on the proposal represents a majority in interest of all securities entitled to vote on the proposal. A “majority of votes cast” means that the number of votes “FOR” the approval of the 2010 Plan must exceed the number of votes “AGAINST” the approval of the 2010 Plan.

The principal features of the 2010 Plan are summarized below for the convenience and information of our stockholders. This description is qualified in its entirety by reference to the 2010 Plan, which is attached to this proxy statement as Appendix A.

Introduction

Stockholder Approval Requirement

Stockholder approval of the 2010 Plan is necessary in order for PXP to (1) meet the stockholder approval requirements of the New York Stock Exchange, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and (3) grant incentive stock options (“ISOs”) thereunder.

Highlights of the 2010 Plan

The 2010 Plan authorizes the organization & compensation committee of the board (or, if the board determines, another committee of the board) to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, dividend equivalents, deferred stock, stock payments and performance-based awards structured by the committee within parameters set forth in the 2010 Plan, for the purpose of providing PXP’s directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the 2010 Plan that reflect PXP’s commitment to effective management of incentive compensation are as follows:

•

Limitations on Grants. Subject to adjustment for equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2010 Plan, in addition to the share limitations described below under “Limitation on Awards and Shares Available,” the number of shares that may be issued or transferred by PXP under the 2010 Plan may not exceed 5,000,000 in the aggregate. Taking into account the number of shares subject to outstanding awards and available for grant under our other equity incentive plans, less than 8% of our outstanding shares will be subject to all of our equity incentive plans upon approval of the 2010 Plan by our stockholders.

•

Full Value Award Vesting Limitations. Awards other than options and SARs (“Full Value Awards”) which vest based on service generally must vest over a period of not less than three years and such awards which vest based upon the attainment of performance goals must vest over a period of not less than one year. However, the Administrator may lapse or waive such vesting restrictions upon the holder’s death, disability or retirement, and Full Value Awards that result in the issuance of up to 5% of the shares available under the 2010 Plan may be granted without respect to these minimum vesting provisions. These provisions may not be amended without stockholder approval.

•	No Repricing or Replacement of Options or SARs. The 2010 Plan prohibits, without stockholder approval: (i) the amendment of options or SARs to reduce the exercise price, and (ii) the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR exceeds the fair market value of the underlying shares.

•

No In-the-Money Option or SAR Grants. The 2010 Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of PXP common stock, generally the closing price of PXP common stock, on the date of grant.

•	No Dividend Equivalents on Stock Options or SARs. The 2010 Plan prohibits the grant of dividend equivalents with respect to options or SARs.

•

Section 162(m) Qualification. The 2010 Plan is designed to allow awards made under the 2010 Plan, including incentive bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•	Independent Administration. The organization & compensation committee of the board, which consists of only independent directors, will administer the 2010 Plan if it is approved by stockholders.

Administration

The 2010 Plan will be administered by the organization & compensation committee. The committee may delegate to a committee of one or more members of the board or one or more of PXP’s officers the authority to grant or amend awards to participants other than PXP’s senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder. Unless otherwise determined by the board, the committee shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a non-employee director, and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of PXP common stock are traded). The entity that conducts the general administration of the 2010 Plan shall be referred to as the “Administrator.”

The Administrator will have the authority to administer the 2010 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

Persons eligible to participate in the 2010 Plan include all non-employee members of the board, consisting of eight directors following the 2010 Annual Meeting of Stockholders, the approximately 800 employees of PXP and its subsidiaries and affiliates, and consultants, as determined by the Administrator.

Limitation on Awards and Shares Available

An aggregate of 5,000,000 shares of PXP common stock are available for grant pursuant to the 2010 Plan. In no event may more than 5,000,000 shares be issued upon the exercise of incentive stock options granted under the 2010 Plan.

In connection with the grant of an award, the number of shares available under the 2010 Plan shall be reduced by the number of shares in respect of which the award is granted or denominated. However, if any option is exercised by tendering shares, the maximum number of shares available under the 2010 Plan shall be increased by the number of shares so tendered. In connection with the exercise of an award of SARs, the maximum number of shares available shall be increased by the number of shares equal to the number of SARs being exercised minus the number of shares that are issued upon such exercise, provided that if the number of shares issued is greater than the number of SARs being exercised, the amount equal to the difference between those numbers shall be subtracted from the maximum number of shares available under the 2010 Plan.

Whenever any outstanding award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using shares) or is otherwise terminated for any reason, the shares allocable to the expired, canceled, settled or otherwise terminated portion of the award may again be the subject of awards granted under the 2010 Plan. In addition, any shares repurchased by PXP under the 2010 Plan at the same price paid by the holder so that such shares are returned to PXP will again be available for awards. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2010 Plan. Notwithstanding the foregoing, no shares may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

Awards granted under the 2010 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or SAR) (“Substitute Awards”) will not reduce the shares authorized for grant under the 2010 Plan. Additionally, in the event that a company acquired by PXP or any of its subsidiaries or affiliates or with which PXP or any of its subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2010 Plan and will not reduce the shares authorized for grant under the 2010 Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to PXP or any of its subsidiaries or affiliates immediately prior to such acquisition or combination.

The maximum number of shares of PXP common stock that may be subject to one or more awards granted to any one participant pursuant to the 2010 Plan during any calendar year is 1,500,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is $2,000,000.

Awards

The 2010 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, SARs, dividend equivalents, stock payments, deferred stock units, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2010 Plan.

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2010 Plan. The option exercise price of all stock options granted pursuant to the 2010 Plan will not be less than 100% of the fair market value of PXP common stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of PXP stock, however, shall have an exercise price that is not less than 110% of the fair market value of PXP common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted stock may be granted pursuant to the 2010 Plan. A restricted stock award is the grant of shares of PXP common stock at a price determined by the Administrator that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to PXP or any of its subsidiaries or affiliates or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, as provided by the Administrator. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

The other types of equity awards that may be granted under the 2010 Plan include performance awards, dividend equivalents, deferred stock units, stock payments, restricted stock units, and SARs.

Performance awards may also be granted pursuant to the 2010 Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance shares, performance units or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards granted in the form of a cash bonus may be payable upon the attainment of pre-established performance goals based on established performance criteria. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

The organization & compensation committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2010 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation, depletion and amortization),

•	gross or net sales or revenue,

•	net income (either before or after taxes),

•	adjusted net income,

•	operating income, earnings or profit,

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	return on equity or assets,

•	return on capital,

•	return on stockholders’ equity,

•	total stockholder return,

•	return on sales,

•	gross or net profit or operating margin,

•	costs,

•	funds from operations,

•	expenses,

•	working capital,

•	earnings per share,

•	adjusted earnings per share,

•	price per share of PXP common stock,

•	regulatory body approval for commercialization of a product,

•	implementation or completion of critical projects,

•	market share,

•	economic value, and

•	profits (either before or after taxes),

any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit of PXP’s, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group. The committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for the awards. With regard to a particular performance period, the committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to PXP or any of its subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle,

•	items relating to financing activities,

•	expenses for restructuring or productivity initiatives,

•	other non-operating items,

•	items related to acquisitions,

•	items attributable to the business operations of any entity acquired by PXP during the performance period,

•	items related to the disposal of a business or segment of a business,

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards,

•	items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period,

•	other items of significant income or expense which are determined to be appropriate adjustments,

•	items relating to unusual or extraordinary corporate transactions, events or developments,

•	items related to amortization of acquired intangible assets,

•	items that are outside the scope of PXP’s core, on-going business activities,

•	items related to acquired in-process research and development,

•	items relating to changes in tax laws,

•	items relating to major licensing or partnership arrangements,

•	items relating to asset impairment charges,

•	items relating to gains or losses for litigation, arbitration and contractual settlements, or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by the organization & compensation committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Dividend equivalents may be granted pursuant to the 2010 Plan, except that no dividend equivalents may be payable with respect to options or SARs pursuant to the 2010 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, or is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

Stock payments may be granted pursuant to the 2010 Plan. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock may be granted pursuant to the 2010 Plan. Deferred stock is a right to receive shares of our common stock. The number of shares of deferred stock will be determined by the Administrator and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock units may be granted pursuant to the 2010 Plan. A restricted stock unit award provides for the issuance of PXP common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving performance goals or other specific criteria, including service to PXP or any of its subsidiaries or affiliates. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. On the distribution dates, PXP will transfer to the participant one unrestricted, fully transferable share of PXP common stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Administrator will specify the purchase price, if any, to be paid by the participant to PXP for such shares of PXP common stock. Restricted stock units may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

SARs may be granted pursuant to the 2010 Plan. A SAR entitles its holder, upon exercise of all or a portion of the SAR, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares with respect to which the SAR has been exercised, subject to any limitations imposed by the Administrator. The exercise price per share subject to a SAR will be set by the Administrator, but may not be less than 100% of the fair market value on the date the SAR is granted. The Administrator determines the period during which the right to exercise the SAR vests in the holder. No portion of a SAR which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. SARs may be exercised as determined by the Administrator, but in no event may a SAR have a term extending beyond the tenth anniversary of the date of grant. Payment of the SAR may be in cash, shares, or a combination of both, as determined by the Administrator.

Payment Methods. The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2010 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the organization & compensation committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) other property acceptable to the organization & compensation committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the committee. However, no participant who is a member of the board or an “executive officer” of PXP within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2010 Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by PXP as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award. No fractional Shares shall be issued and the committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Full Value Awards shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the award is made; provided, however, that (a) the Administrator may lapse or waive such vesting restrictions upon the holder’s death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the 2010 Plan may be granted to any one or more holders without respect to these minimum vesting provisions.

Generally, an option or SAR may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with us or otherwise.

Transferability. No award under the 2010 Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2010 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the 2010 Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.

Effect of a Change in Control

In the event of a change in control, unless otherwise determined by the Administrator and set forth in the applicable award agreement, (i) all options and SARs outstanding on the date of such change in control shall become immediately and fully exercisable, and, (a) in the case of options, to the extent set forth in the applicable award agreement, a holder will be permitted to surrender to PXP for cancellation within 90 days after such change in control any option to the extent not yet exercised in exchange for a cash payment in an amount equal to the fair market value, on the day preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over the aggregate exercise price for such Shares under the Option or portion thereof surrendered, and (b) in the case of SARs, to the extent set forth in an award agreement applicable to a SAR unrelated to an option, a holder will be entitled to receive a payment from PXP in cash with a value equal to the aggregate appreciation in the fair market value of the related option from the date of grant; (ii) with respect to awards of restricted stock and restricted stock units, unless the Administrator shall determine otherwise at the time of grant, the restrictions upon shares of restricted stock shall lapse, and the restricted stock units and any related securities, cash dividends or other property shall vest; and (iii) with respect to performance awards, the holder shall become vested in all outstanding performance awards as if all performance goals had been satisfied at the maximum level and be entitled to receive in respect of all such performance awards a single sum cash payment within ten (10) days after such change in control.

Effect of Certain Transactions

Subject to the provisions of the 2010 Plan applicable upon a change in control or as otherwise provided in an award agreement, in the event of (a) the liquidation or dissolution of PXP or (b) a merger or consolidation of PXP (a “Transaction”), the 2010 Plan and the awards issued thereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each holder shall be entitled to receive in respect of each share subject to any outstanding awards upon exercise, payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the Transaction in respect of a share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such Transaction.

Adjustment Provisions

Certain transactions with PXP’s stockholders not involving PXP’s receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of PXP common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, PXP’s board will equitably adjust the class of shares issuable and the maximum number and kind of shares of PXP common stock subject to the 2010 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of PXP common stock. Other types of transactions may also affect PXP common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and PXP’s board determines that an adjustment to the 2010 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, PXP’s board will equitably adjust the 2010 Plan as to the class of shares issuable and the maximum number of shares of PXP’s common stock subject to the 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of PXP’s common stock in such manner as it may deem equitable.

Amendment and Termination

The board may terminate, amend, or modify the 2010 Plan or any award agreement at any time; however, except to the extent permitted by the 2010 Plan in connection with certain changes in capital structure, stockholder approval will be obtained for any amendment to (i) increase the number of shares available under the 2010 Plan, (ii) reduce the per share exercise price of the shares subject to any option or SAR below the per share exercise price as of the date the option or SAR was granted, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension, modification or termination of the 2010 Plan or any award agreement shall, (i) without the consent of the holder, impair or adversely alter any rights or obligations under any award, unless the Award itself otherwise expressly so provides, (ii) deprive any holder of any shares which he or she may have acquired through or as a result of the 2010 Plan, or (iii) amend the minimum vesting provisions applicable to Full Value Awards (described above).

In no event may an award be granted pursuant to the 2010 Plan on or after the tenth anniversary of the date the stockholders approve the 2010 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

With respect to nonqualified stock options, PXP is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of PXP common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and PXP will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, PXP will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2010 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The 2010 Plan is designed to meet the requirements of Section 162(m); however, full value awards granted under the 2010 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2010 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Section 409A of the Code. Certain awards under the 2010 Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

New Plan Benefits

As of the date of this proxy statement, no awards had been granted pursuant to the 2010 Plan. Awards are subject to the discretion of the organization & compensation committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2010 Plan or the benefits that would have been received by such participants if the 2010 Plan had been in effect in the year ended December 31, 2009.

Vote Required

A majority of the votes cast is required for approval of the 2010 Plan, provided that the total votes cast on the proposal represents over 50% of the shares entitled to vote. A “majority of votes cast” means that the number of votes “FOR” the approval of the 2010 Plan must exceed the number of votes “AGAINST” the approval of the 2010 Plan. Brokers do not have discretion to vote on this proposal without your instructions. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding share, but will not otherwise have an effect on the vote.

Stock Plan Benefits Table

The following table presents information about the options, warrants and rights and other equity compensation under our equity plans as of December 31, 2009. The table does not include information about the 2010 Incentive Plan or tax qualified plans such as our 401(k) plan:

Plan category(1)	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Plans approved by stockholders(2)	4,437,282	(3)	$8.9291	(4)	1,492,391	(5)

(1)	PXP does not have any options, warrants or rights outstanding or available for issuance under any non-stockholder approved equity compensation plans.

(2)

Consists of our 2002 Stock Incentive Plan and 2004 Stock Incentive Plan. Also consists of the Nuevo Energy Company 1993 Stock Incentive Plan, Nuevo Energy Company 1999 Stock Incentive Plan and the Nuevo Energy Company 2001 Stock Incentive Plan (the “Nuevo Plans”), each of which PXP assumed the obligations under in connection with the Nuevo merger in May 2004, which was approved by PXP stockholders.

(3)

Includes 32,823 shares which may be issued upon exercise of options outstanding under the Nuevo Plans. The remaining 4,404,459 shares are subject to outstanding restricted stock units. Of those 4,404,459 restricted stock units, 380,000 are vested but deferred.

(4)	Consists solely of options outstanding under the Nuevo Plans.

(5)	Consists solely of shares available for issuance under our 2002 Stock Incentive Plan and 2004 Stock Incentive Plan.

The PXP board of directors recommends you vote to approve the PXP 2010 Incentive Award Plan.

RATIFICATION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as independent auditors for PXP and its subsidiaries for the year ended December 31, 2009, and has acted as such since PXP’s formation in 2002 and for PXP’s former parent, Plains Resources, since 1977. The audit committee of PXP’s board has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as auditors to audit the financial statements and internal controls over financial reporting of PXP for the fiscal year ending December 31, 2010, and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the adverse vote will be considered as a direction to the audit committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2010, will be permitted to stand unless the audit committee finds other reasons for making a change. It is understood that even if the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the audit committee feels that such a change would be in the best interests of PXP and its stockholders.

The ratification of PricewaterhouseCoopers LLP requires the affirmative vote of holders of a majority of the shares of PXP common stock present, in person or proxy, and voting at the annual meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

	2008	2009
Audit Fees:[1]	$2,288,901	$2,383,656
Audit-Related Fees:[2]	50,000	133,000
Tax Fees:[3]	—	—
All Other Fees:[4]	126,599	27,849

Total	$2,465,500	$2,544,505

[1]

Audit Fees: Fees billed for professional services rendered by PricewaterhouseCoopers LLP for (i) the integrated audits of PXP’s annual financial statements for the years ended December 31, 2008 and 2009, (ii) the reviews of PXP’s quarterly financial statements, (iii) statutory audits and audits of certain partnerships involved in PXP’s oil and gas operations, and (iv) other assurance and related services, including attest reports and accounting consultations related to securities offerings, asset purchases and asset divestitures in 2008 and 2009.

[2]

Audit-Related Fees: Fees billed by PricewaterhouseCoopers LLP for the performance of assurance and related services related to the Company’s employee benefit plans and consulting services concerning financial accounting standards on real estate operations. One hundred percent of the total audit-related fees in 2009 were approved by the audit committee.

[3]	Tax Fees: Fees for professional services performed by PricewaterhouseCoopers LLP related to tax compliance, tax advice and tax planning. No services were performed in 2008 or 2009.

[4]

All Other Fees: Fees for other permissible work performed by PricewaterhouseCoopers LLP that does not meet any of the above category descriptions. Fees billed by PricewaterhouseCoopers LLP in 2008 and 2009 are for an accounting research information service, for agreed-upon procedures for compensation data included in the proxy statement and consulting services regarding International Financial Reporting Standards. Such fees were approved by the audit committee.

The PXP audit committee recommends that you vote to approve the proposal to ratify the selection of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has established an audit committee, which currently consists of five Board members, Messrs. Delimitros, Buckwalter, Gerry, Groat and Lollar. The Board of Directors has adopted a written charter for the committee, which has been annually reviewed by the Board and outlines the committee’s roles and responsibilities. A copy of the current audit committee charter is available on our website at www.pxp.com/investor_relations/governance.htm.

Management of PXP has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting and financial controls. Our independent auditors are responsible for expressing an opinion on PXP’s internal controls over financial reporting and on the conformity of PXP’s audited financial statements with auditing standards generally accepted in the United States and ensuring that the financial statements fairly present PXP’s results of operations and financial position in accordance with accounting principles generally accepted in the United States. The audit committee monitors and oversees these processes. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the effectiveness of PXP’s financial reporting and controls.

The committee discussed with the independent auditors their judgments as to the quality and the effectiveness of PXP’s financial reporting and internal controls and such other matters as are required to be discussed with the committee under audit standards generally accepted in the United States. The audit committee has received and reviewed the written disclosures and the letter from its independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors the auditors’ independence. The committee has also considered whether the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditors’ independence. In addition, the committee has discussed with the independent auditors the matters required to be discussed pursuant to SAS 114 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the year-end audited financial statements be included in PXP’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The committee also appointed PricewaterhouseCoopers LLP to audit PXP’s financial statements for 2010.

AUDIT COMMITTEE

Tom H. Delimitros, Chairman Alan R. Buckwalter, III Robert L. Gerry III Charles G. Groat John H. Lollar

AUDIT COMMITTEE FINANCIAL EXPERT

Each member of the audit committee is “independent” from PXP’s management, as that term is defined in the NYSE governance rules and the applicable rules of the SEC, as determined by the board of directors, in its business judgment. In addition, the PXP board of directors has determined that a majority of the audit committee, including Mr. Delimitros, are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

In February 2007, our board of directors adopted a written policy relating to the approval of transactions with related persons. For purposes of this policy, a related person transaction is one in which PXP was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Our policy provides for all compensation-related matters to be approved by the organization & compensation committee. All other related party transactions (i) must be reviewed and approved by the audit committee and be on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party or (ii) must be reviewed and approved by the disinterested members of our board of directors.

PRE-APPROVAL PROCEDURES

Our audit committee is responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The audit committee maintains a policy for the engagement of independent auditors that is intended to maintain the independence from PXP of the independent auditors. In adopting this policy, our audit committee considered the various services that independent auditors have historically performed or may be needed to perform in the future for PXP. Under this policy, which is subject to review and re-adoption at least annually by the audit committee:

•

the audit committee approves the performance by the independent auditors of audit-related services, subject to restrictions in certain cases, based on the audit committee’s determination that this would not be likely to impair the independence of the independent auditors from PXP;

•

PXP’s management must obtain the specific prior approval of our audit committee for each engagement of the independent auditors to perform any auditing or permitted non-audit services; provided however, that specific prior approval by the Company’s audit committee is not required for any auditing services that are within the scope of a pre-approved engagement and are consistent with other services provided by the auditor in the past; and provided further that specific prior approval is not required for permitted non-audit services that:

(i) in the aggregate do not total more than $50,000;

(ii) were not recognized by PXP at the time of the engagement to be non-audit services; and

(iii) are promptly brought to the attention of the Company’s audit committee and approved by the audit committee in accordance with this policy prior to the completion of the audit.

•

the performance by the independent auditors of certain types of services (bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible) is prohibited due to the likelihood that their independence would be impaired.

Any approval required under this policy must be given by our audit committee, by the chairman of the audit committee in office at the time, or by any other audit committee member to whom the audit committee has delegated that authority. PXP’s audit committee will not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by PXP’s audit committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent auditor’s independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of PXP’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance PXP’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with PXP’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the ability of the independent auditors to exercise independent judgment in performing the audit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PXP’s directors and executive officers, and persons who own more than ten percent of a registered class of PXP’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of PXP common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish PXP and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

Based solely on a review of the copies of such reports furnished to PXP and written representations that no other reports were required, PXP believes that all reporting obligations of PXP’s officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2009.

STOCKHOLDER PROPOSALS

Our corporate secretary must receive stockholders’ proposals intended to be presented at our 2011 annual stockholders’ meeting at our principal executive office on or before November 30, 2010 to be considered for inclusion in the proxy statement and form of proxy for the meeting. Pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, if our corporate secretary receives any stockholder proposal at PXP’s principal executive office before February 13, 2011 but after November 30, 2010 that is intended to be presented at PXP’s 2011 annual meeting without inclusion in its proxy statement for the meeting, the proxies designated by PXP’s board will have discretionary authority to vote on such proposal.

COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our organization & compensation committee, or the committee, which is composed exclusively of three independent, non-employee directors, has responsibility for determining the compensation of our Chief Executive Officer and other officers. To carry out these responsibilities, the committee evaluates:

•	the Company’s performance;

•	the Company’s performance relative to changes in the industry (i.e., performance relative to the opportunities available); and

•	each officer’s contribution to the Company’s achievements during the year.

The committee retains an independent consultant to assist in fulfilling its responsibilities.

Compensation Philosophy

The committee bases its executive compensation policy on the same principles that guide the Company in establishing all our compensation programs. We design programs to attract, retain, and motivate highly talented individuals at all levels of the organization. We reflect in our compensation the value of the job in the marketplace as well as the value of the individual to us. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent. We base compensation on Company performance, individual performance and the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance and stockholder returns.

Objectives of Compensation Program

The basic objectives of our executive compensation program are to:

•	enable the Company to attract, motivate and retain high caliber executive officers in order to build a strong management team that will maximize returns to the Company’s stockholders;

•

emphasize “pay for performance” with a significant portion of the executive officers’ total compensation reflecting a risk aspect and return in the form of incentive compensation that is tied to the attainment of short- and long-term financial and strategic goals; and

•

align the long-term interests of the executive officers with those of the Company’s stockholders through the use of restricted stock, restricted stock units and/or stock appreciation rights, or SARs, as an element of compensation.

Our executive compensation program currently includes three major components: (i) base salary and benefits, (ii) annual incentive compensation and (iii) long-term incentives and retention compensation. Each element is intended to reward and motivate executives in different ways consistent with our overall guiding principles for compensation. The portion of total compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility, while, at the same time, making a greater percentage of an executive’s compensation tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. We do not have any form of pension or retirement arrangements other than a company-wide 401(k) plan.

Methodology

We consider various measures of Company and industry performance, including stockholder return, annual production, debt levels, reserve replacement, revenues, cash flow and costs. These data assist us in exercising judgment in establishing total compensation ranges. For instance, in 2010, the Company’s operational areas of focus include reserve and production growth, progress in the development of our major discoveries, and maintaining our balance sheet strength and cost controls. We will consider these objectives, among others, when establishing compensation in early 2011. We do not assign relative weights to each of these measures. Instead, we make a subjective determination after considering all such measures collectively.

We also compare our programs with other independent exploration and production companies of comparable size and stature to us, against which we compete for management talent. This group of companies, which we refer to as our “peer group,” is periodically reviewed and updated by the committee. The companies comprising the peer group are:

•	Cabot Oil & Gas Corporation

•	Cimarex Energy Co.

•	EOG Resources, Inc.

•	Newfield Exploration Company

•	Petrohawk Energy Corporation

•	Range Resources Corporation

•	Ultra Petroleum Corp.

•	Chesapeake Energy Corp.

•	Denbury Resources Inc.

•	Forest Oil Corporation

•	Noble Energy, Inc.

•	Pioneer Natural Resources Company

•	Sandridge Energy, Inc.

The committee and its independent compensation consultant both believe that when analyzing the Company’s peer group, it is appropriate for the Company to take into account not only the size of the Company today but the strategic plan for the Company in the future. The peer group analysis also takes into account the quality of management in order to evaluate the compensation required to maintain people at the same talent level.

We use the peer group data, together with the survey data described below, primarily to ensure that the executive compensation program as a whole is within range of comparative pay of comparable companies. We do not target specific percentiles for each element of compensation as it relates to the Company’s peer group. Instead, the committee reviews data from its peer companies and industry surveys with respect to each of the three major components of compensation for purposes of developing a baseline understanding of current compensation practices, which assists the committee in making an overall determination with respect to compensation. We establish individual compensation amounts in view of the comparative data and such other factors as level of responsibility, prior experience, and our judgment as to individual performance. We do not apply formulas or assign these factors specific mathematical weights; instead, we exercise judgment and discretion. The committee believes that PXP’s officers should generally be paid above market to reflect their high level of responsibility and the overall quality of the management team. Consistent with the Company’s philosophy that a significant portion of the executives’ total compensation reflects a risk aspect in the form of equity grants, over half of total compensation is in the form of equity grants, the value of which fluctuates with the Company’s stock performance.

The committee also retains an independent compensation consultant, Longnecker & Associates, to assist it in evaluating our executive compensation programs and in setting our executive officers’ compensation. The consultant communicates directly with the committee and may work with management when preparing materials for the committee. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. Representatives of the consultant attended all of the committee meetings in 2009.

Components of Executive Compensation for 2009

Base Salaries and Benefits

Base salaries for each of our executive officers are designed to be competitive with the external market and internally equitable, taking into consideration the performance of the individual and his or her contributions to our performance. Base salaries are intended to provide a level of stability and certainty each year with respect to compensation.

The competitive market consists of the peer group outlined above, together with the companies comprising several other industry surveys, both public and private. For 2009, the committee looked at between 6-10 industry surveys, in addition to the peer group, for each of the executive officers. The number of surveys varies between officers due to the availability of data with respect to compensation for the specific position of each executive officer. The committee reviews these surveys, together with proxy information of its peer group and consults with its independent compensation consultant to determine salary levels paid within the competitive market. Also, as noted above, the committee uses these surveys and the peer group to test for reasonableness and competitiveness of base salaries. In addition to this data, the committee also exercises subjective judgment in view of our compensation objectives and the executive’s total compensation.

Benefits are also established based upon a determination of what is needed to attract and retain talent. The Company’s primary benefits for executives include participation in the Company’s employee-wide 401(k) savings plan, the Company’s health, dental and vision plans and various insurance plans, including disability and life insurance.

The Company provides executive officers with perquisites and other personal benefits that the Company and the committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. The Company covers the costs of certain business oriented club dues. In addition, it has been the Company’s policy to allow the Company’s chief executive officer to make personal use of the Company’s aircraft. Executive vice presidents are generally permitted between 15 and 30 personal flight hours per year. The committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. However, as these benefits and perquisites represent a relatively insignificant portion of the executive officers’ total compensation, they do not materially influence the Committee’s decision in setting such officer’s total compensation.

Annual Incentive Compensation

A significant portion of each executive’s total compensation is variable and is dependent on achieving both short- and long-term financial and strategic goals. In general, performance will be judged based on attainment of annual business plan objectives and on stock price and other performance criteria relative to peer companies. Annual objectives may include oil and gas production levels, oil and gas reserve additions, achievement of income and/or cash flow targets, successful completion of major projects, long-term prospects and other items that are considered to be critical to our success. The committee does not establish pre-determined numerical targets with respect to any of these criteria. In addition, these objectives are not specifically weighted in determining whether to award annual incentive payments to executive officers because the relative importance of such objectives may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ.

Annual incentive compensation primarily consists of cash bonuses. When determining these bonuses, we believe a review of the company’s performance and accomplishments throughout the entire year is appropriate and therefore do not pay bonuses upon the completion of successful transactions. Annual cash bonuses will be based upon a “target” cash bonus for each executive. After a year-end review of the Company’s performance, the committee determines the amount of the annual incentive payment, if any, that will be awarded to an executive officer based on the committee’s subjective evaluation of the factors described above. An annual cash bonus may be more than, less than, or equal to, the target cash bonus amount based upon the committee’s evaluation. The target annual cash bonus for the chief executive officer and each executive vice president is 100% of such officer’s base salary.

Long-Term Incentive and Retention Compensation

We use long-term incentives to align executive and stockholder interests by rewarding executive performance that increases stockholder value. SARs, restricted stock and/or restricted stock unit awards have typically been granted annually to executive officers and to all employees generally. We believe that SARs, restricted stock and restricted stock unit awards provide employees the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the employees’ interests with those of the stockholders. These types of rewards also provide a compensation structure that we believe is transparent and easy for stockholders to understand. Additionally, these types of awards are less dilutive than stock option awards. SARs and restricted stock units have been granted broadly and throughout the organization, and the Company intends to continue to grant awards to all of the Company’s employees.

The committee typically has used grants of restricted stock units to the executive officers to achieve these goals. The size of the award to an executive officer may vary depending upon an officer’s individual performance, retention considerations or other special factors. The committee believes that the size of awards should reflect equity risk, as well as serve to ensure the long-term retention of the executive. The committee has utilized various grant and vesting schedules for awards made to executive and other officers in order to reinforce long-term motivation and retention. While the committee has typically made grants on an annual basis with three-year ratable vesting, other arrangements have been utilized in which potential vesting and pay out occurs during periods ranging from five to 14 years. In February 2010, the committee made annual grants that will vest over five years, with 22.5% vesting each of the first three years and 16.25% vesting the last two years.

Based on the salary, bonus, and grant date fair value of equity awards granted to executive officers in 2009, in the aggregate, salary and bonus accounted for approximately 41% of their total compensation while equity compensation accounted for approximately 53% of their total compensation, with the remaining 6% being attributable to all other compensation. The Committee believes that this reflects the objectives of our compensation program by emphasizing “pay for performance” with over half of the executive officers’ total compensation reflecting a risk aspect in the form of equity grants tied to the Company’s stock price. In addition, this compensation structure aligns management’s interest with those of the Company’s stockholders.

Stock Ownership Requirements

Because the committee believes in linking the interests of management and stockholders, PXP directors are required to own shares of PXP common stock with a value equal to three times their annual retainer. All executive officers are required to own shares of PXP common stock with a value equal to three times their annual salary, or, for the chief executive officer, with a value equal to five times his annual salary.

Long-Term Retention and Deferral Arrangement

As discussed under “—Executive Compensation—Long-Term Retention and Deferred Compensation Plan,” the committee adopted a long-term retention and deferred compensation plan in August 2005. The plan allows the executive officers to defer awards of equity compensation and in lieu thereof, an equivalent number of restricted stock units available under stockholder-approved plans will be credited to an account for the executive. The restricted stock units will vest in accordance with the terms of the equity compensation award, but payment upon vesting will be deferred until, generally, the date selected in the deferral election, six months after termination without cause or for good reason, or death or disability. The Company is not required to make any contributions to this plan. The plan also is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. The plan is designed to serve several goals, including long-term retention, retirement benefits, tax deferral and equity motivation.

Employment Agreements and Termination and Change-in-Control Arrangements

Our chief executive officer and each of our executive vice presidents will receive benefits under their respective employment agreements in connection with a termination without cause, resignation for good reason, disability, or a change in control coupled with a termination event.

Please read “—Executive Compensation—Employment Agreements and Change-in-Control Arrangements” for additional information, including quantification of such benefits.

Overview of 2009 Performance

In 2009, PXP monetized $1.1 billion in commodity derivative gains, which accelerated cash receipts, entered into 2010 crude oil derivative positions and acquired natural gas collars for 2010 to maintain the Company’s strong derivative position against declines in oil and natural gas prices during the year. In addition, through several transactions, the Company issued $965 million in senior notes and approximately 31 million shares of common stock. The proceeds from these offerings were used, in part, to reduce indebtedness under our credit facility and to pre-pay the Haynesville Shale carry in order to unlock potential capital for PXP’s other high-quality assets and allow PXP to achieve an appropriate long-term financing structure that correlates with the Haynesville Shale assets. PXP also reduced general and administrative costs and lease operating expenses.

Despite all the turbulence in the commodity and financial markets, we produced solid results. During 2009, we increased production sales volumes by 8% over 2008 retained properties and grew proved reserves by 23% over 2008 year-end amounts. Our Flatrock development in the Gulf of Mexico and our accelerated Haynesville Shale investment in North Louisiana are the primary drivers of this growth. Our Gulf of Mexico exploration program delivered a number of discoveries adding to our future development project inventory.

The Haynesville Shale continues to experience outstanding drilling results. Fourth quarter average daily production of approximately 75 million cubic feet equivalent (MMCFE) net to PXP represents a 436% increase from the first quarter 2009. At year-end 2009, PXP’s net acreage position was over 111,000 acres; and with approximately 1,400 potential net well locations, this asset area is expected to be a significant driver of future production and reserve growth.

In the Gulf of Mexico, our Flatrock development has contributed meaningful production sales volume growth during 2009. Our Gulf of Mexico exploration program has been dynamic and a cornerstone to our strategy of building future development projects. PXP participated in discoveries at Davy Jones, Lucius, Blueberry Hill and Friesian.

Uncertain financial conditions and a deteriorated commodity price environment affected our industry during 2009 and continue to be a part of our planning as we move into 2010. This price environment more adversely affected oil reserves than gas reserves, thus having a disproportionate impact on PXP since 60% of our estimated proved reserves are comprised of oil. We are mindful of our need to protect our balance sheet, liquidity and operating efficiencies as we continue to pursue our balanced operational strategy. During 2009, PXP monetized $1.1 billion in commodity derivative gains which accelerated cash receipts. In connection with this monetization, PXP entered into $55 crude oil put option contracts for its 2010 oil production and acquired natural gas collars for 2010 to maintain the Company’s strong derivative position. On average, 88% of PXP’s 2010 estimated oil production is protected with floors above $55 and approximately 46% of our estimated natural gas production in 2010 is protected with either natural gas purchased for our operations or by three-way natural gas collars.

Our Environment, Health & Safety function was recognized for a number of accomplishments this year. These include both a contractor and an employee recordable rate less than half the industry average for our peers and a declining recordable incident rate for contractors four years in a row. In addition, 13 PXP locations received National Safety Council Recognition for Safety Leadership and Safety Excellence in 2009.

PXP ended the year with a strong derivative position, no near-term debt maturities, and nearly $990 million available under its senior revolving credit facility. PXP has a balanced, geographically diverse, lower-risk portfolio of producing properties, which underpin our long-term growth strategy. In addition, PXP has financial liquidity and a strong derivative position.

2009 Compensation of the Chief Executive Officer

Mr. Flores accepted an appointment as our Chairman of the Board and Chief Executive Officer in September 2002, and in 2004 accepted the additional role of President. Mr. Flores’ base salary is $1,200,000. In accordance with the Company’s compensation philosophy, it is the committee’s intent to provide Mr. Flores with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

Mr. Flores did not receive an increase in his base salary for 2009 or 2010. He was granted a cash bonus of $1,200,000 for the fiscal year 2009 based upon both Company and individual performance. The committee also approved an annual long-term incentive grant of 150,000 restricted stock units to Mr. Flores in February of 2009, which will vest over three years in one-third increments beginning on March 31, 2010.

In February of 2010, in order to encourage long-term retention, the committee approved a five year vesting schedule for an annual long-term incentive grant of 180,000 restricted stock units to Mr. Flores, with 22.5% vesting each of the first three years and 16.25% vesting each of the last two years, beginning on March 31, 2011.

In 2009, the Company’s operational strategy included lowering lease operating expenses, reducing general and administrative expenses and capitalizing on our resource potential through the development of the Company’s assets. In addition, the Company’s goal was to maintain its strong liquidity position, to continue to deploy its consistent and conservative hedging strategy and to maintain capital expenditures within its hedge protected free cash flow. The Company was successful in each of these areas as outlined above under “—Overview of 2009.” We considered these objectives, as well as Mr. Flores’ accomplishments and our own subjective assessment of his performance, including certain intangible attributes, when establishing compensation in early 2010. We applied the principles outlined above in the same manner as they were applied to the other named executives. In addition, consistent with our annual process, we assessed Mr. Flores’ 2008 performance when setting 2009 compensation.

Our executive management team has an average of over 20 years of experience in the oil and gas industry. This type of experience has enabled our executives to form meaningful relationships within the industry, which has in turn proven invaluable to the Company when negotiating transactions and searching for opportunistic business ventures. We compared Company performance with that of the peer group companies, including total stockholder return, revenues, reserves and debt levels together with the successfulness of transactions and economic value added. We did not assign these performance measures relative weights but rather made a subjective determination after considering the data collectively.

In addition, Mr. Flores received an annual grant of 200,000 restricted stock units in September 2009 pursuant to the Long-Term Retention and Deferral Arrangement. Please read “Executive Compensation—Long-Term Retention and Deferred Compensation Plan” for additional information.

2009 Compensation of Named Executive Officers Other Than the Chief Executive Officer

Executive compensation in 2009 was tied to Company and individual performance, and was paid in accordance with the three elements of executive compensation, namely base salary and benefits, annual incentive compensation and long-term incentives. The chief executive officer presents to the committee his assessment of executives, their accomplishments, and individual and corporate performance.

The base salary of each of our executive vice presidents is $650,000. While salaries were not raised for 2009 or 2010, we continue to believe they are consistent with our philosophy of compensating all executive vice presidents consistently and based on market conditions.

For 2009, the committee awarded cash bonuses to each of Messrs. Wombwell, Bourgeois and Talbert in the amount of $650,000. The committee based these bonuses on the contributions of the executives and the overall financial and operational performance of PXP in 2009. The contributions by the executives were essential to the success outlined above. In addition, each executive actively manages a portion of PXP. During 2009, nearly every Company department was successful in completing the multiple financing and operational projects described above.

In February 2009, the committee authorized a restricted stock unit grant of 75,000 shares for each executive vice president. Each of these grants vest in one-third increments over three years beginning March 31, 2010. In February of 2010, the committee approved an annual long-term incentive grant of 90,000 restricted stock units for each executive vice president, which will vest over five years, with 22.5% vesting each of the first three years and 16.25% vesting each of the last two years, beginning on March 31, 2011. These grants are intended to further retain and motivate our executive vice presidents.

In addition, Mr. Wombwell received an annual grant of 33,000 restricted stock units in September 2009 pursuant to the Long-Term Retention and Deferral Arrangement. Please read “Executive Compensation—Long-Term Retention and Deferred Compensation Plan” for additional information.

Similar to the way we established Mr. Flores’ compensation, in establishing compensation for our other named executive officers, we applied the principles outlined above. Compensation for 2009 was based on the contributions of the executives and the overall financial and operational performance of the Company, as well as our own subjective assessment of their performance, including certain intangible attributes. Our executive management team has an average of over 20 years of experience, enabling our executives to form meaningful relationships within the industry, which has in turn proven invaluable to the Company when negotiating transactions and searching for opportunistic ventures. The contributions by the executives were essential to the success outlined above. In addition, we compared Company performance with our operational strategy and the performance of the peer group companies, including total stockholder return, revenues, reserves and debt levels together with the successfulness of transactions and economic value added. We did not assign these performance measures relative weights and no formula was used. Instead the committee made a subjective determination after considering the data collectively.

Tax Considerations

Deductibility Cap on Executive Compensation

Under U.S. federal income tax law, we cannot take a tax deduction for certain compensation paid in excess of $1 million to our executive officers. However, performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the committee has not adopted a policy that all compensation must be deductible. The committee does review the deductibility of the various forms of executive compensation utilized. We make payments that are not fully deductible because we believe that such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Gross-Ups

Under their respective employment agreements, if benefits to which the executive officers become entitled are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then the executives will be entitled to an additional payment from the Company in an amount equal to the excise tax imposed by Sections 4999 or 409A of the Internal Revenue Code or any interest or penalties with respect to such excise tax (excluding any income tax or employment tax imposed upon the additional payment). The committee views these additional payments not as additional compensation, but as a mechanism to equalize payments for executives who face disparate treatment when the Company creates a situation that results in a taxable event. The Company believes that in most potential situations, payments to executives will not trigger these taxes. In addition, the Company pays the executive officers on an annual basis an amount sufficient to pay, on an after-tax basis, the federal, state and local income taxes on imputed income resulting from personal aircraft flights as well as other perquisites.

In February 2009, the committee adopted a policy not to implement new compensation arrangements that contain provisions for tax gross-ups. In addition, in February 2010, the Company determined to discontinue the reimbursement of employees for taxes associated with Company-provided perquisites.

Death Benefits

In February 2009, the board of directors amended its Corporate Governance Guidelines. Under the amended guidelines, the Company will not enter into agreements to make payments following the death of an executive in the form of unearned salary or bonus, accelerated vesting and other payments in lieu of compensation, other than payments that are generally offered to other Company employees.

Equity Award Grant Practices

The committee meets in February of every year and determines bonuses as well as annual grants of equity awards for the officers and other employees of the Company. In addition, the committee, from time to time, delegates authority to Mr. Flores to grant up to 200,000 SARs and/or restricted stock units to non-executive employees. These awards are typically granted to newly hired employees. Our policy is to set the exercise price of a SAR, option or similar award as the closing price of a share of PXP common stock on the day the grant is made for both the annual grants in February and for awards made to new employees. The committee has not and does not time the grant of awards in coordination with the release of material non-public information. Similarly, we have not timed, nor do we plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

Total Compensation Review

The committee has reviewed all components of Mr. Flores’ and the other named executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized SAR and restricted stock gains, the dollar value to the executive and cost to us of all perquisites and other personal benefits, and the actual projected payout obligations under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios. The committee analyzed and discussed all of the components of Mr. Flores’ and the other named executive officers’ total compensation. The committee also reviewed the issue of internal pay equity between the compensation of other Company officers compared to the compensation of the executive officers. Based on this review, the committee determined that these elements of compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to be appropriate in the aggregate. In addition, the committee has determined that the executive compensation policies and plans provide the necessary program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term.

Organization & Compensation Committee Report

The organization & compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the organization & compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

ORGANIZATION & COMPENSATION COMMITTEE

John H. Lollar, Chairman
Jerry L. Dees
Tom H. Delimitros

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation information for the fiscal years ended December 31, 2009, 2008 and 2007, for our principal executive officer (PEO), and our three executive vice presidents, including our principal financial officer (PFO). We refer to these persons as “named executive officers.”

The Company has entered into employment agreements with Messrs. Flores, Talbert, Wombwell, and Bourgeois. Please read “—Employment Agreements and Change-in-Control Arrangements” for a description of the material terms of these employment agreements.

Based on the salary, bonus, and fair value of equity awards granted to named executive officers in 2009, in the aggregate, salary and bonus accounted for approximately 41% of their total compensation while equity compensation accounted for approximately 53% of their total compensation, with the remaining 6% being attributable to all other compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)		Total ($)

James C. Flores Chairman of the Board, President and Chief Executive Officer	2009	1,200,000	1,200,000	3,316,500	668,720	[3]	6,385,220
	2008	1,166,667	1,200,000	61,078,500	692,767		64,137,934
	2007	966,667	1,200,000	7,236,000	657,073		10,059,740

Winston M. Talbert Executive Vice President and Chief Financial Officer	2009	650,000	650,000	1,658,250	45,239	[3]	3,003,489
	2008	625,000	650,000	3,749,250	120,625		5,144,875
	2007	500,000	650,000	3,618,000	55,545		4,823,545

John F. Wombwell Executive Vice President, General Counsel and Secretary	2009	650,000	650,000	1,658,250	113,974	[3]	3,072,224
	2008	625,000	650,000	3,749,250	139,877		5,164,127
	2007	500,000	650,000	3,618,000	103,084		4,871,084

Doss R. Bourgeois Executive Vice President—Exploration & Production	2009	650,000	650,000	1,658,250	92,765	[3]	3,051,015
	2008	625,000	650,000	3,749,250	72,658		5,096,908
	2007	500,000	650,000	3,618,000	102,164		4,870,164

[1]

The amounts included in the Stock Awards column are equal to the grant date fair value of awards, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, referred to as FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 8 to the Company’s 2009 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.

[2]

The amounts in this column consist of PXP’s matching contributions to its 401(k) plan and the portion of the company-wide group term life insurance premiums allocable to these named executive officers. In addition, the value of certain other benefits received by the named executive officer are also included. These benefits include club dues, personal use of the Company aircraft and tax payments on certain perquisites. We have included the payment of club dues, although we believe that only a portion of this cost represents a perquisite. In addition, the executives may receive information technology services and sports tickets, which do not result in an aggregate incremental cost to the Company. The Company owns and operates airplanes to facilitate business travel of employees in as safe a manner as possible and with the best use of time. Our executive officers are permitted certain flight benefits for personal reasons in accordance with Company policy. The executive officers receive imputed income at the Standard Industry Fare Level, which is the value ascribed for such travel for federal income tax purposes, for all personal use of Company airplanes that is not reimbursed. The dollar value included in the table above represents the incremental cost to the

Company for such use. The incremental cost to the Company for such use was calculated as follows: expenses due to maintenance; expenses for fuel; crew travel expenses; parking, ramp and landing fees; airport taxes and similar fees directly related to the flight; and in-flight food and beverage. We do not include fixed costs that do not change based on usage, such as management fees, the purchase cost of the aircraft and hangar fees.

[3]

Includes aircraft usage of $384,077, $15,228, $51,605 and $47,657 for Messrs. Flores, Talbert, Wombwell and Bourgeois respectively, which represents the incremental cost to PXP for the executives’ flight benefits and tax reimbursements of $214,597, $2,683, $27,367 and $14,586, respectively. The Company no longer makes these tax reimbursements.

Grants of Plan-Based Awards in 2009

The following table sets forth specific information with respect to each equity grant made under any Company plan to a named executive officer in 2009.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	Grant Date Fair Value of Stock and Option Awards ($)
James C. Flores	2/11/09	150,000	3,316,500
Winston M. Talbert	2/11/09	75,000	1,658,250
John F. Wombwell	2/11/09	75,000	1,658,250
Doss R. Bourgeois	2/11/09	75,000	1,658,250

[1]	Represents shares underlying awards of restricted stock units, all of which were granted under the Company’s 2004 Stock Incentive Plan.

Terms of Restricted Stock Units

Generally, all restricted stock units granted in 2009 vest over three equal annual installments beginning the first anniversary of the last day of the quarter in which the grant was made. If declared, dividends would accrue on all restricted stock units but would not be payable until the restricted stock unit has vested.

Option Exercises and Stock Vested in 2009

The following table sets forth specific information with respect to each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2009 for each named executive officer on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
James. C. Flores	—	—	143,333	[1]	$2,498,294
Winston M. Talbert	—	—	156,666		$3,804,688
John F. Wombwell	—	—	71,666		$1,249,138
Doss R. Bourgeois	—	—	158,333		$3,833,744

[1]	All 143,333 shares are restricted stock units, the receipt of which is generally deferred until January 1, 2016.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth specific information with respect to unexercised options, unvested stock and equity incentive plan awards for each named executive officer outstanding as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James. C. Flores	—	—	—	—	—	3,300,000	[2]	91,278,000	—	—
Winston M. Talbert	—	—	—	—	—	250,000	[3]	6,915,000	—	—
John F. Wombwell	—	—	—	—	—	580,000	[4]	16,042,800	—	—
Doss R. Bourgeois	—	—	—	—	—	275,000	[5]	7,606,500	—	—

[1]	The amounts represent the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by the number of restricted stock units that have not vested.

[2]

Of the 3,300,000 restricted stock units, 150,000 will vest on March 31, 2010, 200,000 will vest on September 30, 2010, 100,000 will vest on March 31, 2011, 200,000 will vest on September 30, 2011, 50,000 will vest on March 31, 2012, 200,000 will vest on September 30, 2012, 200,000 will vest on September 30, 2013, 200,000 will vest on September 30, 2014, 1,000,000 will vest on September 30, 2015, 66,666 will vest on September 30, 2019, 733,333 will vest on September 30, 2020, 133,334 will vest on September 30, 2021 and 66,667 will vest on September 30, 2022.

[3]	Of the 250,000 restricted stock units, 75,000 will vest on March 31, 2010, 50,000 will vest on March 31, 2011, 25,000 will vest on March 31, 2012 and 100,000 will vest only upon a change in control.

[4]

Of the 580,000 restricted stock units, 75,000 will vest on March 31, 2010, 33,000 will vest on September 30, 2010, 50,000 will vest on March 31, 2011, 33,000 will vest on September 30, 2011, 25,000 will vest on March 31, 2012, 33,000 will vest on September 30, 2012, 33,000 will vest on September 30, 2013, 33,000 will vest on September 30, 2014, 165,000 will vest on September 30, 2015 and 100,000 will vest only upon a change in control.

[5]	Of the 275,000 restricted stock units, 75,000 will vest on March 31, 2010, 75,000 will vest on March 31, 2011, 25,000 will vest on March 31, 2012 and 100,000 will vest only upon a change in control.

Nonqualified Deferred Compensation

The following table sets forth information with respect to vested and deferred restricted stock units for each named executive officer. This table reflects restricted stock units that the executive received as part of his long-term incentive and retention compensation, the receipt of which he elected to defer until January 1, 2016. There is no guaranteed return on the deferred restricted stock units. The return is based solely on the performance of the Company’s stock price.

Name	Registrant Contributions in Last FY	Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[2] ($)
James C. Flores	—	719,600	—	7,744,800

[1]	The amount solely represents the increase in the value of the Company’s common stock during the year.

[2]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by the number of restricted stock units in the executive’s account. Each of these awards has been included in the appropriate tables in the year in which they were granted or expensed, as required by the rules in effect at such time.

Long-Term Retention and Deferred Compensation Plan

The organization & compensation committee of the board, with input from an independent compensation consulting firm, approved a long-term retention and deferred compensation plan effective August 3, 2005, in order to retain, motivate and fund retirement for, the executive officers. Due to the requirements of Section 409A of the Code, the committee amended and restated the plan in October 2007.

The amended and restated long-term retention and deferred compensation plan provides for the deferral of awards of equity compensation received by our executive officers for service to PXP and in lieu thereof, an equivalent number of restricted stock units will be credited to an account for the executive. The restricted stock units will vest in accordance with the terms of the equity compensation award, but payment upon vesting will be deferred.

In August 2005, our organization & compensation committee approved a long-term retention and deferral agreement with Messrs. Flores and Wombwell. Pursuant to this agreement, 200,000 restricted stock units and 33,000 restricted stock units will be credited annually for ten years to an account for Mr. Flores and Mr. Wombwell, respectively, with the first credit as of September 30, 2005. Each annual credit of restricted stock units is subject to continued service by the executive and are subject to various vesting schedules and events. Payment of vested restricted stock units will be deferred generally until September 30, 2015. The number of restricted stock units to be credited to each account annually will increase to 300,000 for Mr. Flores and 50,000 for Mr. Wombwell, effective upon the date that PXP common stock closes at or above $75.84 per share on any ten out of twenty consecutive trading days.

Employment Agreements and Change-in-Control Arrangements

The following is a description of the employment agreements and change-in-control arrangements with respect to each named executive officer. The tables included below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination without cause, termination due to death or disability, termination for good reason and various change-in-control scenarios is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

James C. Flores

Effective as of June 9, 2004, PXP entered into an employment agreement with Mr. Flores. The initial term of the agreement extends for five years through March 12, 2013 and will be automatically renewed and extended for a period of 5 years commencing on March 13, 2008 and on each successive day thereafter.

Mr. Flores is entitled to a base salary of $1,200,000 and is eligible for a bonus, with a target of $1,200,000. Under his employment agreement, Mr. Flores is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits and perquisites PXP provides to other senior executives, and PXP reimburses him for monthly club fees and one club initiation fee. Mr. Flores is also entitled to personal use of the Company’s aircraft in accordance with PXP’s policy for such use by senior executives.

Mr. Flores’ employment agreement provides that if his employment is terminated by PXP without cause, by Mr. Flores’ death or disability, or by Mr. Flores for good reason, PXP will pay him a lump sum amount equal to three times the sum of his base salary and target annual bonus. Also, Mr. Flores and his dependents will be entitled to continued health insurance benefits for a period of three years after the date of termination, subject to mitigation if he becomes entitled to health benefits under another plan, and Mr. Flores will be made “whole” with respect to such amounts on a net after-tax basis. In addition, all of Mr. Flores’ equity-based awards will become immediately exercisable and payable in full.

Under his employment agreement, if benefits to which Mr. Flores becomes entitled are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Flores will be entitled to an additional payment from PXP in an amount equal to the excise tax imposed by Sections 4999 or 409A of the Internal Revenue Code or any interest or penalties with respect to such excise tax (excluding any income tax or employment tax imposed upon the additional payment).

In March 2008, the organization & compensation committee approved an arrangement, whereby Mr. Flores, if employed at such times, will be granted 200,000 restricted stock units annually for five years, with the first 200,000 restricted stock units granted September 30, 2015. Each annual grant of restricted stock units is subject to continued service by Mr. Flores. The first three annual grants will each vest in full in 2020, and the fourth and fifth annual grants will each vest ratably over a three-year period from the date of grant. Vesting of such granted restricted stock units may occur earlier in the event of retirement, death, disability, a change in control, termination of Mr. Flores without cause or termination for good reason (each as defined in his employment agreement). The committee approved this arrangement to incentivize Mr. Flores and to further align his interests with stockholders beyond his current long-term arrangement that ends in 2015.

Under Mr. Flores’ long-term retention and deferral agreement approved in August 2005 and further described above under “—Long-Term Retention and Deferred Compensation Plan”, (i) if Mr. Flores’ employment is terminated by PXP without cause, by Mr. Flores’ death or disability, or by Mr. Flores for good reason (each as defined in his employment agreement) or (ii) upon a change of control (as defined in the 2004 Incentive Plan), all credited restricted stock units will vest in full, and any credits of restricted stock units not yet made pursuant to the retention agreement will be immediately credited to Mr. Flores and will be fully vested.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Flores if his employment had been terminated on December 31, 2009, by

•	the Company without cause,

•	Mr. Flores’ death or disability, or

•	Mr. Flores for good reason.

Cash Benefits[1] ($)	Health Insurance Benefits[2] ($)	Gross-Up for Health Insurance Benefits ($)	Equity Awards[3] ($)	Total ($)
7,200,000	75,502	36,602	77,448,000	84,760,104

[1]	In 2009, Mr. Flores was entitled to a base salary of $1,200,000 with a target bonus of 100% of his salary.

[2]

This amount represents 12 months of health insurance benefits at the current 2010 rate, plus the estimated cost of the remaining 24 months of health insurance benefits. For such estimate, we have assumed an annual increase of (i) 12.55% for the health benefits, (ii) 5.73% for the dental benefits and (iii) 3.5% for the vision benefits, for each of 2011 and 2012, based on historical increases for the health benefit plan currently elected by the executive.

[3]

The amount includes (i) $35,958,000, which represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 1,300,000 restricted stock units that would be vested automatically and (ii) $41,490,000, which represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 1,500,000 restricted stock units that would be granted and vested automatically pursuant to Mr. Flores’ long-term retention and deferral agreement. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables, as required by the rules in effect at the time of grant.

Each of the (i) cash benefits, (ii) six months of health insurance benefits, (iii) gross-up payments and (iv) shares of stock set forth in the table above would be placed into a rabbi trust for Mr. Flores and paid to him six months following his separation from service, in accordance with Section 409A of the Internal Revenue Code. The remainder of his health insurance benefits would be paid by the Company on behalf of Mr. Flores on a monthly basis.

In connection with a Change of Control (as defined below), Mr. Flores will be entitled to the cash benefits, health insurance benefits and the gross-up set forth in the table above if:

•

PXP fails to obtain from the successor company a satisfactory agreement to assume and perform Mr. Flores’ employment agreement and Mr. Flores resigns within a one-year period immediately following the Change of Control, or

•	if Mr. Flores terminates his employment with the Company or any successor who has assumed his employment agreement.

In addition, if there is a simultaneous Change of Control and termination of employment of Mr. Flores, he would be entitled to the equity awards set forth in the table above as well as a payment in an estimated amount of $17,667,107 for excise taxes and the related excise tax gross-up. If there is a Change of Control of the Company and the successor company agrees to assume and perform Mr. Flores’ employment agreement and Mr. Flores does not terminate his employment with such successor, then Mr. Flores would not be entitled to the cash benefits, health insurance benefits or health insurance related gross-up set forth in the table above. However, 2,300,000 restricted stock units would automatically vest. Based on the closing price of a share of PXP common stock on December 31, 2009, or $27.66, the 2,300,000 restricted stock units are worth $63,618,000.

If Mr. Flores is terminated for cause, the Company will have no obligations to Mr. Flores other than reimbursement of expenses incurred prior to such termination. If Mr. Flores resigns (other than for good reason), then he will not be entitled to further compensation except as may be provided by the terms of any benefit plans of the Company in which he participates and the terms of any outstanding equity grants, for salary accrued but unpaid through the date of resignation and reimbursement of expense incurred prior to such date. In either case, no further credits would be made to Mr. Flores under his long-term retention and deferral agreement and any unvested restricted stock units would automatically be forfeited.

For two years following the termination of employment, Mr. Flores agrees not to disclose any confidential information obtained by him while in the employ of the Company with respect to the Company’s business. In addition, Mr. Flores has agreed that during the term of his employment agreement and for one year thereafter, he generally will not (i) engage in any business in North America that is substantially identical to the business of PXP or (ii) hire any employee, consultant or director of PXP or encourage any such person to leave his or her job with PXP or induce any client of PXP to terminate its business relationship with the Company. However, in the event that Mr. Flores is terminated without cause or if he resigns for good reason, then Mr. Flores will have no further obligations to the Company with respect to the non-compete provisions described in clause (i).

Doss R. Bourgeois, Winston M. Talbert and John F. Wombwell

PXP entered into an employment agreement with Mr. Wombwell on June 9, 2004. On November 8, 2006, PXP entered into employment agreements with Messrs. Talbert and Bourgeois. Each of Messrs. Bourgeois, Talbert and Wombwell are referred to as an “executive” for purposes of this discussion.

The agreement with Mr. Wombwell has an initial term of five years and the agreements with Messrs. Talbert and Bourgeois each have an initial term of three years, although any of the agreements may be terminated earlier under certain circumstances. The term of the agreement with Mr. Wombwell and Messrs. Talbert and Bourgeois will be automatically renewed and extended for a period of 24 months commencing on the third anniversary and the annual anniversary, respectively, of the effective date and on each successive day thereafter.

Messrs. Bourgeois, Talbert and Wombwell are each entitled to a base salary of $650,000 and are eligible for a bonus, with a target of $650,000. Under each executive’s employment agreement, the executive is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits and perquisites PXP provides to other senior executives, and PXP reimburses him for monthly club fees. In addition, if benefits to which the executive becomes entitled are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then the executive will be entitled to an additional payment from PXP in an amount equal to the excise tax imposed by Sections 4999 or 409A of the Internal Revenue Code or any interest or penalties with respect to such excise tax (excluding any income tax or employment tax imposed upon the additional payment).

Pursuant to the provisions of the employment agreements, if the executive’s employment is terminated by PXP without cause or because of disability, PXP will pay him a lump sum amount equal to one times the sum of his base salary and target annual bonus. Also, the executive and his dependents will be entitled to health insurance benefits for up to one year after termination, subject to mitigation if he becomes entitled to health benefits under another plan, and the executive will be made “whole” with respect to such amounts on a net after-tax basis. In addition, all of the executive’s equity-based awards (with certain limited exceptions) will become immediately exercisable and payable in full.

The following table sets forth the estimated payments and benefits that would be provided to each executive if such officer’s employment had been terminated on December 31, 2009, by the Company without cause or due to disability.

Name	Cash Benefits[1] ($)	Health Insurance Benefits[2] ($)	Gross-Up for Health Insurance Benefits ($)	Equity Awards ($)		Total ($)
Winston M. Talbert	1,300,000	22,362	10,841	4,149,000	[3]	5,482,203
John F. Wombwell	1,300,000	22,362	10,841	9,625,680	[4]	10,958,883
Doss R. Bourgeois	1,300,000	22,362	10,841	4,840,500	[5]	6,173,703

[1]	In 2009, each of Messrs. Bourgeois, Talbert and Wombwell were entitled to a base salary of $650,000 with a target bonus of 100% of such salary.

[2]	The amount represents 12 months of health insurance benefits at the current 2010 rate.

[3]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 150,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables, as required by the rules in effect at the time of grant.

[4]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 348,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

[5]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 175,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

If an executive’s employment is terminated due to death, then he will not be entitled to further compensation except as may be provided by the terms of any benefit plans of the Company in which he participates and any outstanding equity grants, and for salary accrued but unpaid through the date of death or resignation and reimbursement of expense incurred prior to such date. However, the executives would be entitled to the equity awards set forth under the Equity Awards column in the table above.

In the event (a)(i) James C. Flores ceases to be Chief Executive Officer of PXP, or (ii) the executive is no longer reporting directly to Mr. Flores, and (b) either (i) the executive resigns within six (6) months of (a)(i) or (ii) above, (ii) his employment is terminated for any reason other than cause or disability, or (iii) the executive resigns for good reason, then instead of the compensation described above, PXP will pay him a lump sum amount equal to two times the sum of his base salary and target annual bonus. Also, the executive and his dependents will be entitled to health insurance benefits for up to two years after termination, subject to mitigation if he becomes entitled to health benefits under another plan, and the executive will be made “whole” with respect to such amounts on a net after-tax basis. In addition, all of the executives’ equity-based awards (with the exception of the restricted stock units granted on November 8, 2006) will become immediately exercisable and payable in full. Notwithstanding the foregoing, in the event that Mr. Flores ceases to be Chief Executive Officer due to his death or disability, the executive will be entitled to the compensation and benefits described in this paragraph only if he is terminated for any reason other than cause or disability or he resigns for good reason. The following table sets forth the estimated payments and benefits that would be provided to each executive assuming one of the triggering events described in this paragraph occurred on December 31, 2009.

Name	Cash Benefits[1] ($)	Health Insurance Benefits[2] ($)	Gross-Up for Health Insurance Benefits ($)	Equity Awards ($)		Total ($)
Winston M. Talbert	2,600,000	47,419	22,988	4,149,000	[3]	6,819,407
John F. Wombwell	2,600,000	47,419	22,988	9,625,680	[4]	12,296,087
Doss R. Bourgeois	2,600,000	47,419	22,988	4,840,500	[5]	7,510,907

[1]	In 2009, each of Messrs. Bourgeois, Talbert and Wombwell were entitled to a base salary of $650,000 with a target bonus of 100% of such salary.

[2]

The amount represents 12 months of health insurance benefits at the current 2010 rate, plus the estimated cost of the remaining 12 months of health insurance benefits. For such estimate, we have assumed an annual increase of (i) 12.55% for the health benefits, (ii) 5.73% for the dental benefits, and (iii) 3.5% for the vision benefits, for 2011, based on historical increases for the health benefit plan currently elected by each executive.

[3]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 150,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

[4]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 348,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

[5]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 175,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

Except as set forth in the following paragraph, if within a one-year period following a Change of Control (as defined below), the executive resigns or is terminated for any reason, then instead of the compensation described in the above tables, PXP will pay him a lump sum amount equal to three times the sum of his base salary and target annual bonus. Also, the executive and his dependents will be entitled to health insurance benefits for up to three years after termination, subject to mitigation if he becomes entitled to health benefits under another plan. In addition, all of the executives’ equity-based awards will become immediately exercisable and payable in full. The following table sets forth the estimated payments and benefits that would be provided to each executive vice president assuming one of the triggering events described in this paragraph occurred on December 31, 2009.

Name	Cash Benefits[1] ($)	Health Insurance Benefits[2] ($)	Gross-Up ($)	Excise Tax Payment and Related Gross-Up ($)	Equity Awards[3] ($)		Total ($)
Winston M. Talbert	3,900,000	75,502	36,602	2,649,984	6,915,000	[4]	13,577,088
John F. Wombwell	3,900,000	75,502	36,602	0	18,393,900	[5]	22,406,004
Doss R. Bourgeois	3,900,000	75,502	36,602	2,644,482	7,606,500	[6]	14,263,086

[1]	In 2009, each of Messrs. Bourgeois, Talbert and Wombwell were entitled to a base salary of $650,000 with a target bonus of 100% of such salary.

[2]

The amount represents 12 months of health insurance benefits at the current 2010 rate, plus the estimated cost of the remaining 24 months of health insurance benefits. For such estimate, we have assumed an annual increase of (i) 12.55% for the health benefits, (ii) 5.73% for the dental benefits and (iii) 3.5% for the vision benefits, for each of 2011 and 2012, based on historical increases for the health benefit plan currently elected by each executive.

[3]	In the event of a Change of Control without a triggering event, then each of Messrs. Bourgeois, Talbert and Wombwell would receive only the shares underlying their equity awards.

[4]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 250,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

[5]

The amount assumes a simultaneous Change of Control and termination of employment and represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66 multiplied by 665,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant. In the event of a Change of Control without a simultaneous termination of employment, Mr. Wombwell would be entitled to 580,000 restricted stock units. Based on the closing price of a share of PXP common stock on December 31, 2009, or $27.66, the restricted stock units are worth $16,042,800.

[6]

The amount represents the closing price of a share of PXP common stock on December 31, 2009, or $27.66, multiplied by 275,000 restricted stock units that would be vested automatically. The restricted stock units have been previously, or are currently, reported in the appropriate compensation tables as required by the rules in effect at the time of grant.

If following a Change of Control, (A) the surviving entity requests the executive to remain employed; (B) Mr. Flores is either the President, Chief Executive Officer, or Chairman of the Board; (C) the executive is reporting directly to Mr. Flores, and (D) the surviving entity places all amounts which would otherwise become payable as described in the preceding paragraphs in escrow with a party and terms reasonably acceptable to the executive, then the executive may not resign and receive the compensation described in the preceding paragraph until six months after the date of the Change of Control. Notwithstanding the foregoing, if, following a Change of Control, Mr. Flores ceases to be either President, Chief Executive Officer or Chairman of the Board due to his death or disability prior to the expiration of the six (6) months from the date of the Change in Control, and the executive resigns for good reason, he will be entitled to the compensation and benefits described in the preceding paragraph.

Each of the (i) cash benefits, (ii) six months of health insurance benefits, (iii) gross-up payments and (iv) shares of stock set forth in the tables above would be placed into a rabbi trust for the executive and paid to him six months following his separation from service, in accordance with Section 409A of the Internal Revenue Code. The remainder of his health insurance benefits would be paid by the Company on behalf of the executive on a monthly basis.

If an executive is terminated for cause, the Company will have no obligations to such executive other than reimbursement of expenses incurred prior to such termination. If an executive resigns (other than for good reason), then he will not be entitled to further compensation except as may be provided by the terms of any benefit plans of the Company in which he participates and the terms of any outstanding equity grants, for salary accrued but unpaid through the date of resignation and reimbursement of expense incurred prior to such date. In either case, no further credits would be made to Mr. Wombwell under his long-term retention and deferral agreement and any unvested restricted stock units would automatically be forfeited.

For two years following the termination of employment, each executive agrees not to disclose any confidential information obtained by him while in the employ of the Company with respect to the Company’s business. In addition, each executive has agreed that during the term of his employment agreement and for one year thereafter, he generally will not (i) engage in any business in North America that is substantially identical to the business of PXP or (ii) hire any employee, consultant or director of PXP or encourage any such person to leave his or her job with PXP or induce any client of PXP to terminate its business relationship with the Company. However, in the event that the executive is terminated without cause or if he resigns for good reason, then the executive will have no further obligations to the Company with respect to the non-compete provisions described in clause (i).

For purposes of the employment agreements for each of Messrs. Flores, Bourgeois, Talbert and Wombwell, the definition of a “Change of Control” includes:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding voting stock of PXP or the ability to elect 50% or more of PXP’s directors, except in several instances;

•	individuals who currently constitute the board of directors cease for any reason to constitute at least a majority of the board, with several exceptions;

•	the consummation of a merger, consolidation or reorganization, unless, in each case, immediately following the event,

•

the stockholders of PXP immediately before the event own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities of PXP in substantially the same proportion as their ownership of PXP’s voting stock immediately prior to the event, and

•

at least a majority of the members of the board of directors of the entity resulting from the transaction were members of the incumbent board at the time of the execution of the agreement providing for the transaction, and

•	no person (other than (i) PXP or any employee benefit plan (or related trust) sponsored or maintained by PXP or the surviving entity, or (ii) any person who, immediately prior to the event,

beneficially owned 50% or more of the then outstanding voting stock of PXP) beneficially owns 50% or more of the combined voting power of the surviving entity’s then outstanding voting securities; or

•	a complete liquidation or dissolution of the Company; or

•	a sale or other disposition of all or substantially all of PXP’s assets.

“Cause” means:

•	the failure of employee to perform reasonably assigned duties;

•	the engaging by employee in conduct that is demonstrably and materially injurious to the Company;

•	employee’s having been convicted of, or entered a plea of nolo contendere to burglary, larceny, murder or arson or a crime involving deceit, fraud, perjury or embezzlement; or

•	the failure to notify the Company of any actual or apparent conflicts of interest relating to employee’s management of personal investments in accordance with his employment agreement.

“Good reason” means (i) the material breach of any of the Company’s obligations under the employee’s employment agreement without the employee’s written consent or (ii) the occurrence of any of the following circumstances (and other than with respect to the fourth bullet below with respect to Mr. Flores) without the employee’s written consent:

•

the change of employee’s title or the assignment to employee of any duties that materially adversely alter the nature or status of employee’s office, title, responsibilities, including reporting responsibilities, from those in effect immediately prior to such assignment;

•

the failure by the Company to continue in effect any compensation plan in which employee participates that is material to employee’s total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue employee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to employee, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis;

•

the taking of any action by the Company which would directly or indirectly materially reduce or deprive employee of any material pension, welfare or fringe benefit then enjoyed by employee, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis; or

•

the relocation of the Company’s principal executive offices outside the greater Houston, Texas metropolitan area, or Company’s requiring employee to relocate anywhere other than the location of the Company’s principal executive offices, except for required travel on the Company’s business to an extent substantially consistent with employee’s obligations under his employment agreement.

In addition, with respect to Mr. Flores, the occurrence of any of the following circumstances shall also constitute “good reason”:

•

the failure to nominate employee as a director of the Company or to use best efforts to cause employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company or to use reasonable best efforts to appoint employee a member of a committee in accordance with, and to the extent provided, in employee’s employment agreement; or

•	the employee’s termination of his employment with the Company or any successor who has assumed his employment agreement following a Change in Control of the Company.

PXP’s Equity Compensation Plans

Pursuant to our 2002 Stock Incentive Plan and 2004 Stock Incentive Plan, all equity awards granted under those plans will become immediately and fully exercisable upon a Change in Control (as defined in those plans), the grantee’s death or disability, termination of employment by the Company without Cause (so long as the grantee’s employment agreement provides for termination without Cause), or termination of employment by the grantee for good reason (so long as the grantee’s employment agreement provides for termination for good reason) unless the organization & compensation committee determines otherwise at the time of the grant.

DIRECTOR COMPENSATION

The following table shows information for each of the Company’s directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)		Option Awards[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation[4] ($)	Total ($)
Isaac Arnold, Jr.	57,500	249,800		—	—	27,024	334,324
Alan R. Buckwalter, III	60,500	249,800		—	—	53,208	363,508
Jerry L. Dees	64,000	249,800	[5]	—	—	950	314,750
Tom H. Delimitros	72,000	249,800		—	—	65,375	387,175
Thomas A. Fry, III	56,500	249,800		—	—	12,014	318,314
Robert L. Gerry III	60,500	249,800		—	—	34,403	344,703
Charles G. Groat	58,500	249,800		—	—	—	308,300
John H. Lollar	68,000	249,800	[5]	—	—	12,695	330,495

[1]	Of the fees earned, Messrs. Dees and Lollar each elected to receive $14,981 and $4,995, respectively in shares of PXP common stock.

[2]

The amounts included in the Stock Awards column are equal to the grant date fair value of awards granted in 2009, in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 8 to the Company’s 2009 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2009. The grant date value reflects the closing price of a share of PXP common stock on the effective date of the annual grant (May 8, 2009), or $24.98, multiplied by 10,000 shares of restricted stock or restricted stock units, as the case may be, which will vest on May 6, 2010. As of December 31, 2009, Messrs. Arnold, Buckwalter, Delimitros, Fry, Gerry and Groat each owned 10,000 shares of restricted stock, Mr. Dees owned 30,000 restricted stock units, and Mr. Delimitros owned 40,000 restricted stock units and Mr. Lollar owned 50,000 restricted stock units. The restricted stock and the restricted stock units vest one year from the date of grant but payment upon vesting of the restricted stock units is deferred until such director’s separation from service as a member of the Board.

[3]	There were no option awards granted to directors in fiscal 2009. As of December 31, 2009, Mr. Gerry owned 18,528 options.

[4]

The dollar value included in the table above represents the incremental cost to the Company for personal airplane use, together with health insurance premiums paid by the Company. The incremental cost to the Company for airplane use was calculated as follows: expenses due to maintenance; expenses for fuel; crew travel expenses; parking, ramp and landing fees; airport taxes and similar fees directly related to the flight; and in-flight food and beverage. We do not include fixed costs that do not change based on usage, such as management fees, the purchase cost of the aircraft and hangar fees. Amounts in All Other Compensation for 2009 include aircraft usage of $11,844, $51,605, $0, $50,195, $11,562, $34,403, $0, and $0 for Messrs. Arnold, Buckwalter, Dees, Delimitros, Fry, Gerry, Groat and Lollar, respectively, which represents the incremental cost to PXP for the director’s personal use of PXP’s aircraft.

[5]	The director has elected to defer receipt of the award until his separation from service as a member of the Board.

PXP believes that its directors’ compensation should be weighted towards equity in order to directly align the directors’ interests with those of its stockholders. Accordingly, each year on the day after the date of PXP’s annual stockholders’ meeting, PXP will grant each non-employee director 10,000 shares of restricted stock that vest on the earlier of one year from the grant date or the next annual meeting of PXP stockholders. A director may elect to defer the receipt of all or a portion of these restricted shares. In lieu of the restricted stock, they will receive restricted stock units that are subject to vesting and forfeiture provisions and that are payable in common stock upon complete separation from the PXP board of directors. PXP has not and does not time the grant of awards in coordination with the release of material non-public information. Similarly, we have not timed, nor do we plan to time, the release of material non-public information for the purpose of affecting the value of director compensation.

PXP also pays each non-employee director an annual retainer of $35,000. A director that serves as chairman of the audit committee receives an additional annual retainer of $10,000, and each other non-employee committee chairman receives an additional annual retainer of $5,000. Non-employee directors also receive an attendance fee of $3,000 for each board meeting attended (not including telephonic meetings), an attendance fee of $1,000 for each committee meeting attended and an attendance fee of $500 for each telephonic board or committee meeting attended. PXP also reimburses all directors for reasonable expenses they incur while attending board and committee meetings. The board of directors recently evaluated director compensation and made a determination that no change was necessary.

Each non-employee director is allowed to make personal use of PXP’s aircraft for a maximum of 30 flight hours per year.

Any non-employee director may elect to receive shares of PXP common stock in lieu of the annual retainer fees as a board member and chairperson and attendance fees for regular board and committee meetings. The number of shares is determined by dividing the fee amount by the closing price per share of PXP common stock on the last trading day before the Company becomes obligated to pay the fee.

The options owned by Mr. Gerry were granted under Nuevo’s stock incentive plans with exercise prices ranging from $6.79 to $9.91 per share.

Mr. Flores does not receive separate compensation for service on PXP’s board of directors.

Appendix A

PLAINS EXPLORATION & PRODUCTION COMPANY

2010 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Plains Exploration & Production Company 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Plains Exploration & Production Company (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any entity, directly or indirectly controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise. Notwithstanding the foregoing, in the case of Options or Stock Appreciation Rights, “Affiliate” shall mean any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulation §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Appreciation Value” means the appreciation in the Fair Market Value of a Share for purposes of determining payments to be made to a Holder, and shall be measured by determining the amount equal to the Fair Market Value of a Share on the exercise date minus the exercise price of the Stock Appreciation Right being exercised (which “exercise price” shall not be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted).

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8 “Beneficial Ownership” shall have the meaning provided in Section 2.12(a).

2.9 “Board” shall mean the Board of Directors of the Company.

2.10 “Business Combination” shall have the meaning provided in Section 2.12(c).

2.11 “Cause” shall mean:

(a) In the case of a Holder whose employment with the Company or any Subsidiary or Affiliate is subject to the terms of an employment agreement between such Holder and the Company or the Subsidiary or Affiliate, which employment agreement includes a definition of “Cause,” the term “Cause” as used in this Plan or any Award Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) In all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries or Affiliates which transaction is adverse to the interests of the Company or any of its Subsidiaries or Affiliates and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar minor offenses) provided, however, that following a Change in Control clause (i) of this Section 2.11(b) shall not constitute “Cause.”

2.12 “Change in Control” shall mean the occurrence of any of the following:

(a) The acquisition by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the “Voting Securities”) which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person either Beneficially Owning fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities or having the ability to elect fifty percent (50%) or more of the Company’s directors; provided, however, that for purposes of this paragraph (a) of Section 2.12, a Person shall not be deemed to have made an acquisition of Voting Securities if such Person; (i) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of open market acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (ii) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity”); (iii) acquires Voting Securities in connection with a Non-Control Transaction (as defined in paragraph (c) of this Section 2.12); or (iv) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities as a result of a transaction approved by a majority of the Incumbent Board (as defined in paragraph (b) below); or

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of a merger, consolidation or reorganization involving the Company (a “Business Combination”), unless (i) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and (iii) no Person (other than (x) the Company or any Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a Business Combination described in clauses (i), (ii) and (iii) of this paragraph shall be referred to as a “Non-Control Transaction”); or

(d) A complete liquidation or dissolution of the Company; or

(e) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

Notwithstanding the foregoing, if a Holder’s employment is terminated and such Holder reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to a Holder shall mean the date immediately prior to the date of such termination of employment.

A Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.14 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.15 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.16 “Company” shall mean Plains Exploration & Production Company, a Delaware corporation.

2.17 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary or Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.18 “Controlled Entity” shall have the meaning provided in Section 2.12(a).

2.19 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.20 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.21 “Director” shall mean a member of the Board, as constituted from time to time.

2.22 “Disability” shall mean: (a) in the case of a Holder whose employment with the Company or any Subsidiary or Affiliate is subject to the terms of an employment agreement between such Holder and the Company or any Subsidiary or Affiliate, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Plan or any Award Agreement shall have the meaning set forth in such employment agreement; (b) the term “Disability” as used in the Company’s long-term disability plan, if any; or (c) in all other cases, the term “Disability” as used in this Plan or any Award Agreement shall mean a physical or mental infirmity which impairs the Holder’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.23 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.24 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.25 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.26 “Election Contest” shall have the meaning provided in Section 2.12(b).

2.27 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.28 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or of any Subsidiary or Affiliate.

2.29 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.30 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.31 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its

Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.32 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary or Affiliate).

2.33 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.34 “Holder” shall mean a person who has been granted an Award.

2.35 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.36 “Incumbent Board” shall have the meaning provided in Section 2.12(b).

2.37 “Non-Control Transaction” shall have the meaning provided in Section 2.12(c).

2.38 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.39 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.40 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.41 “Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.42 “Parent” shall mean any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.43 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.44 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.45 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes,

(C) depreciation, (D) depletion and (E) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating income, earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on equity or assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) profits (either before or after taxes), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.46 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.47 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.48 “Performance Shares” shall have the meaning provided in Section 9.1(a).

2.49 “Performance Units” shall have the meaning provided in Section 9.1(a).

2.50 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.51 “Person” shall have the meaning provided in Section 2.12(a).

2.52 “Plan” shall mean this Plains Exploration & Production Company 2010 Incentive Award Plan, as it may be amended or restated from time to time.

2.53 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.54 “Proxy Contest” shall have the meaning provided in Section 2.12(b).

2.55 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.56 “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.5.

2.57 “Restricted Stock Unit Account” shall have the meaning provided in Section 9.5(a).

2.58 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.59 “Shares” shall mean shares of Common Stock.

2.60 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.61 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.62 “Subsidiary” shall mean (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment for purposes of Awards (unless the Administrator determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests. Notwithstanding the foregoing, in the case of Options or Stock Appreciation Rights, “Subsidiary” shall mean any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulation §1.414(c)-2(b)-(2)(i), but using the threshold of 50% ownership wherever 80% appears.

2.63 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.64 “Surviving Corporation” shall have the meaning provided in Section 2.12(c).

2.65 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary or Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary or Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary or Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary or Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary or Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary or Affiliate employing or contracting with such Holder ceases to remain a Subsidiary or Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.66 “Transaction” shall have the meaning provided in Section 11.6.

2.67 “Voting Securities” shall have the meaning provided in Section 2.12(a).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 5,000,000. In no event may more than 5,000,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

(b) In connection with the grant of an Award (other than the grant of an Award denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, as full or partial payment of the exercise price, the maximum number of Shares available under Section 3.1(a) shall be increased by the number of Shares so tendered. In connection with the exercise of an Award of Stock Appreciation Rights, the maximum number of Shares available under Section 3.1(a) shall be increased by the number of Shares equal to the number of Stock Appreciation Rights being exercised minus the number of Shares that are issued upon such exercise, provided that if the number of Shares issued is greater than the number of Stock Appreciation Rights being exercised, the amount equal to the difference between those numbers shall be subtracted from the maximum number of Shares available under the Plan. Whenever any outstanding Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder. In addition, any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary or Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary or Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary or Affiliate.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 8 or 9 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary or Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Grants to Non-Employee Directors and Outside Directors. In its discretion, the Committee may elect to grant Options (and other Awards) to Non-Employee Directors or Outside Directors under any terms or conditions it deems reasonable.

6.7 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.8 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED

STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. Performance Awards may be denominated in Shares (“Performance Shares”) or in a specified dollar amount

(“Performance Units”). The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b) Subject to Sections 9.1(e) and 11.4(e), a Holder shall become vested with respect to a Performance Award to the extent that the Performance Goals set forth in the Award Agreement are satisfied for the Performance Period.

(c) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

(d) Subject to Sections 9.1(e) and 11.4(e), payment to Holders in respect of vested Performance Awards or Performance Awards upon which the restrictions have lapsed shall be made in full within 2 1/2 months after (i) with respect to Performance Units, the last day of the Performance Period to which such Award relates, or (ii) with respect to Performance Shares, the lapse of the restrictions on such Performance Shares; provided, however, that if the Award Agreement with respect to such Performance Award provides for the deferral of payment, the terms and conditions of the deferral shall be set forth in such Award Agreement. Subject to Section 11.4(e), such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Administrator in its discretion shall determine at any time prior to such payment; provided, however, that if the Administrator in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Administrator must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(e) Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Holder who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) At the time an Award is granted, the Administrator may, in its discretion, determine that the payment to the Holder of dividends, or a specified portion thereof, declared or paid on the Common Stock subject to such Award shall be (i) deferred until the lapsing of the restrictions imposed upon such Award, and (ii) held by the Company for the account of the Holder until such time. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional shares subject to an Award of the same type as the granted Award) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Common Stock subject to an Award (whether held in cash or in additional shares of an Award of the same type as the granted Award), together with interest accrued thereon, if any, shall be made in a lump sum within 2 1/2 months after the lapsing of restrictions imposed on the Award in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Award shall be forfeited on upon the forfeiture of such Award.

(c) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary or Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary or Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary or Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and shall not be later than 2 1/2 months after the date as of which the Restricted Stock Units become vested and nonforfeitable, and which conditions and dates shall be otherwise subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

(a) The Company shall establish and maintain a separate account (“Restricted Stock Unit Account”) for each Holder who has received a grant of Restricted Stock Units, and such account shall be credited for the number of Restricted Stock Units granted to such Holder. Unless otherwise provided in an applicable Award Agreement, a Holder’s Restricted Stock Unit Account shall be credited for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Shares. Any such property shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.

9.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.8 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

10.6 Stock Appreciation Right Related to an Option.

(a) A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Award Agreement.

(b) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Subsidiary or Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Effect of Change in Control. In the event of a Change in Control, unless otherwise determined by the Administrator and set forth in the applicable Award Agreement:

(a) All Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in the Award Agreement applicable to such Option, a Holder will be permitted to surrender to the Company for cancellation within ninety (90) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Holder will be entitled to receive a cash payment in an amount equal to the Fair Market Value, on the day preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over the aggregate exercise price for such Shares under the Option or portion thereof surrendered. In the event that the Administrator requires exercise of Options at the time of such Change in Control, they shall be cancelled effective as of the Change in Control. The Administrator may require cancellation of Options in the Award Agreement applicable to the Options or by resolution at the time of a Change in Control. Notwithstanding any other provision of this Plan or any Award Agreement, the Administrator may require such cancellation without a Holder’s consent even if the cancellation is a modification of the terms of an Option. In the event a Holder’s employment or service with the Company and its Subsidiaries and Affiliates terminates following a Change in Control, each Option held by the Holder that remains outstanding after the Change in Control and that was exercisable as of the date of termination of the Holder’s employment or service shall, notwithstanding any shorter period set forth in the Award Agreement applicable to the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Holder’s employment or service or (y) the expiration of the stated term of the Option.

(b) All Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Award Agreement applicable to a Stock Appreciation Right unrelated to an Option (including as such Award Agreement may be amended in the Administrator’s sole discretion prior the Change in Control), a Holder will be entitled to receive a payment from the Company in cash (provided that the Stock Appreciation Rights have any Appreciation Value), as the Committee shall determine, with a value equal to the aggregate Appreciation Value, on the date of exercise, of the unexercised Stock Appreciation Rights. In the event that the Administrator requires exercise of Stock Appreciation Rights at the time of such Change in Control (even if they have no Appreciation Value), they shall be cancelled effective as of the Change in Control. The Committee may require cancellation of Stock Appreciation Rights in the applicable Award Agreement or by resolution at the time of a Change in Control. Notwithstanding any other provision of this Plan or any Award Agreement, the Administrator may require such cancellation without a Holder’s consent even if the cancellation is a modification of the terms of the Stock Appreciation Rights. In the event a Holder’s employment or other service with the Company terminates following a Change in Control and any Stock Appreciation Rights remain outstanding after the Change in Control, each Stock Appreciation Right held by the Holder that was exercisable as of the date of termination of the Holder’s employment or other service shall remain exercisable for a period ending not before the earlier of the first anniversary of (A) the termination of the Holder’s employment or (B) the expiration of the stated term of the Stock Appreciation Right.

(c) Unless the Administrator shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The applicable Award Agreement shall set forth any such provisions.

(d) Unless the Administrator shall determine otherwise at the time of the grant of an Award of Restricted Stock Units, the Restricted Stock Units and any related securities, cash dividends or other property credited to the Restricted Stock Unit Account shall vest upon a Change in Control. The applicable Award Agreement shall set forth any such provisions.

(e) With respect to Performance Awards, the Holder shall become vested in all outstanding Performance Awards as if all Performance Goals had been satisfied at the maximum level and be entitled to receive in respect of all Performance Awards which become vested as a result of a Change in Control a single sum cash payment within ten (10) days after such Change in Control.

11.5 Effect of a Termination of Employment. Unless set forth in this Plan, the Award Agreement applicable to an Award shall set forth the terms and conditions applicable to such Award upon a termination or change in the status of the employment or other service of the Holder by the Company, or a Subsidiary, Affiliate or Division (including a termination or change by reason of the sale of a Subsidiary, Affiliate or Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter. Notwithstanding the foregoing, if the terms of any employment agreement require that Awards granted to an individual receive a specific treatment upon termination of employment, such terms shall be deemed to have been included in the Award Agreement as of the date of grant of such Award provided that such terms do not conflict with any of the terms of the Plan.

11.6 Effect of Certain Transactions. Subject to Section 11.4 or as otherwise provided in an Award Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Holder shall be entitled to receive in respect of each Share subject to any outstanding Awards upon exercise, payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. The treatment of any Award as provided in this Section 11.6 shall be conclusively presumed to be appropriate for purposes of Section 9.1.

11.7 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

11.8 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.9 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.10 Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Administrator may lapse or waive such vesting restrictions upon the Holder’s death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provisions.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an Outside Director and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the composition of the Committee, for purposes of all discretionary grants of Awards made to Non-Employee Directors, shall consist solely of Non-Employee Directors, without being subject to discretion of any of the Company’s officers or management personnel, and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan and any Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension, modification or termination of the Plan or any Award Agreement shall, (i) without the consent of the Holder, impair or adversely alter any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides, (ii) deprive any Holder of any Shares which he or she may have acquired through or as a result of the Plan, or (iii) amend the minimum vesting provisions set forth in Section 11.10 above. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 6.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the regulations promulgated thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary or Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and together with the regulations and official guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

PXP PLAINS EXPLORATION & PRODUCTION CO. 700 MILAM STREET SUITE 3100 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Plains Exploration & Production Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plains Exploration & Production Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21033-P89965                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLAINS EXPLORATION & PRODUCTION COMPANY The Company’s Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal.	☐	☐	☐

Nominees:
	01) James C. Flores	06) Thomas A. Fry, III
	02) Isaac Arnold, Jr.	07) Robert L. Gerry, III
	03) Alan R. Buckwalter, III	08) Charles G. Groat
	04) Jerry L. Dees	09) John H. Lollar
05) Tom H. Delimitros
						For	Against	Abstain
2.	Approval of the Company’s 2010 Incentive Award Plan as described in the accompanying Proxy Statement.					☐	☐	☐
3.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.					☐	☐	☐

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Please sign this proxy as your name(s) appear(s) above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M21034-P89965

PLAINS EXPLORATION & PRODUCTION COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 2010

THIS PROXY IS SOLICITED ON BEHALF OF
THE PLAINS EXPLORATION & PRODUCTION COMPANY BOARD OF DIRECTORS

The undersigned appoints James C. Flores and John F. Wombwell, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Plains Exploration & Production Company (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on Thursday, May 6, 2010 in the manner shown on this form as to the matters listed on the reverse side and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, FOR OR AGAINST A GIVEN PROPOSAL.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR AUDIT COMMITTEE ON EACH PROPOSAL.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(CONTINUED AND TO BE SIGNED ON OTHER SIDE)